Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130789-06

PWR16

$2,924,553,000

(Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

as Issuing Entity

Bear Stearns Commercial Mortgage Securities Inc.

as Depositor

Wells Fargo Bank, National Association

Prudential Mortgage Capital Funding, LLC

Bear Stearns Commercial Mortgage, Inc.

Principal Commercial Funding II, LLC

Nationwide Life Insurance Company

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

May 25, 2007

BEAR, STEARNS & CO. INC.	MORGAN STANLEY

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

Transaction Features

•	Sellers:

Sellers	No. of Loans	No. of Properties	Cut-off Date Balance ($)	% of Pool
Wells Fargo Bank, National Association	128	133	1,076,019,763	32.5%
Prudential Mortgage Capital Funding, LLC	39	43	840,508,652	25.4%
Bear Stearns Commercial Mortgage, Inc.	31	50	789,380,393	23.8%
Principal Commercial Funding II, LLC	39	45	421,128,348	12.7%
Nationwide Life Insurance Company	24	24	186,904,134	5.6%

Total:	261	295	3,313,941,289	100.0%

•	Loan Pool:

Average Cut-off Date Balance: $12,697,093

Largest mortgage loan by Cut-off Date Balance: $485,522,683

Five largest and ten largest mortgage loans: 33.9% and 41.6% pool, respectively

•	Credit Statistics:

Weighted average underwritten debt service coverage ratio of 1.45x; weighted average underwritten debt service coverage ratio after IO period of 1.35x

Weighted average cut-off date loan-to-value ratio of 70.0%; weighted average balloon loan-to-value ratio of 65.6%

•	Property Types

* “Other” includes Leased Fee and Theater property types.

•	Call Protection:

48.1% of the pool (144 loans) has a lockout period ranging from 24 to 47 payments from origination, then defeasance provisions; provided that one mortgage loan is subject to change as described in the Free Writing Prospectus.

17.3% of the pool (43 loans) has a lockout period ranging from 13 to 48 payments from origination, then the greater of a prepayment premium, which may decline over time, or yield maintenance.

15.5% of the pool (3 loans) has no lockout period, and permit the greater of a prepayment premium or yield maintenance followed by either defeasance or the greater of a prepayment premium or yield maintenance

11.8% of the pool (51 loans) has a lockout period ranging from 24 to 35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

4.2% of the pool (15 loans) has no lockout period, and permit the greater of a prepayment premium or yield maintenance.

3.0% of the pool (2 loans) has a lockout period ranging from 25 to 26 payments from origination, then defeasance provisions, then either defeasance or the greater of a prepayment premium or yield maintenance.

0.2% of the pool (3 loans) has a lockout period ranging from 59 to 60 payments from origination, then a prepayment premium calculated on the basis of a specified percentage of the amount prepaid (which percentage declines over time).

Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

•	Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

Offered Certificates

Class	Initial Certificate Balance(1)(2)	Subordination Levels(3)	Ratings (Moody’s / Fitch)	Weighted Average Life (yrs.)(4)	Principal Window (mos.)(4)	Assumed Final Distribution Date(4)	Approximate Initial Pass-Through Rate(5)
A-1	$83,000,000	30.000%	Aaa/AAA	3.39	1 – 56	02/2012
A-2	$681,000,000	30.000%	Aaa/AAA	4.88	56 – 60	06/2012
A-3	$58,200,000	30.000%	Aaa/AAA	6.71	80 – 84	06/2014
A-AB	$130,700,000	30.000%	Aaa/AAA	7.30	60 – 112	10/2016
A-4	$954,361,000	30.000%	Aaa/AAA	9.76	112 – 119	05/2017
A-1A	$412,497,000	30.000%	Aaa/AAA	8.74	1 – 119	05/2017
A-M	$331,395,000	20.000%	Aaa/AAA	9.88	119 – 119	05/2017
A-J	$273,400,000	11.750%	Aaa/AAA	9.95	119 – 120	06/2017

Private Certificates (6)

Class	Initial Certificate Balance or Notional Amount(1)(2)(7)	Subordination Levels(3)	Ratings (Moody’s / Fitch)	Weighted Average Life (yrs.)(4)	Principal Window (mos.)(4)	Assumed Final Distribution Date(4)	Approximate Initial Pass-Through Rate(5)
X	$3,313,941,288	—	Aaa/AAA	—	—	—
A-2FL(8)	—	30.000%	Aaa/AAA	4.88	56 – 60	06/2012
A-4FL(8)	—	30.000%	Aaa/AAA	9.76	112 – 119	05/2017
A-JFL(8)	—	11.750%	Aaa/AAA	9.95	119 – 120	06/2017
B	$33,139,000	10.750%	Aa1/AA+	9.96	120 – 120	06/2017
C	$33,140,000	9.750%	Aa2/AA	9.96	120 – 120	06/2017
D	$33,139,000	8.750%	Aa3/AA-	9.96	120 – 120	06/2017
E	$20,712,000	8.125%	A1/A+	9.96	120 – 120	06/2017
F	$24,855,000	7.375%	A2/A	9.96	120 – 120	06/2017
G	$28,997,000	6.500%	A3/A-	9.96	120 – 120	06/2017
H	$41,424,000	5.250%	Baa1/BBB+	9.96	120 – 120	06/2017
J	$33,139,000	4.250%	Baa2/BBB	9.96	120 – 120	06/2017
K	$33,140,000	3.250%	Baa3/BBB-	9.96	120 – 120	06/2017
L	$16,569,000	2.750%	Ba1/BB+	9.96	120 – 120	06/2017
M	$12,428,000	2.375%	Ba2/BB	9.96	120 – 120	06/2017
N	$12,427,000	2.000%	Ba3/BB-	9.96	120 – 120	06/2017
O	$8,285,000	1.750%	B1/B+	9.96	120 – 120	06/2017
P	$8,285,000	1.500%	B2/B	9.96	120 – 120	06/2017
Q	$8,285,000	1.250%	B3/B-	9.96	120 – 120	06/2017
S	$41,424,288	0.000%	NR/NR	9.96	120 – 120	06/2017

Notes:	(1)	Subject to a permitted variance of plus or minus 5%. Initial Certificate Balances shown for Class A-2, Class A-4 and Class A-J represent the combined total initial Certificate Balances for Class A-2/Class A-2FL, Class A-4/Class A-4FL and Class A-J/Class A-JFL, respectively.

	(2)	For purposes of making distributions to the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-4FL and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 222 mortgage loans, representing approximately 87.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 39 mortgage loans, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 99.1% of the aggregate principal balance of all the mortgage loans secured by multifamily properties. Additionally, loan group 2 includes 2 mortgage loans secured by mixed use properties. These 2 mortgage loans represent 0.3% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance. Generally, the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4 and Class A-4FL certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4 and Class A-4FL certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-4FL and Class A-1A certificates, pro rata.

	(3)	The percentages indicated under the column “Subordination Levels” with respect to the Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-4FL and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-2FL, Class

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

A-3, Class A-AB, Class A-4, Class A-4FL and Class A-1A certificates in the aggregate.

(4)	Based on the structuring assumptions, assuming 0% CPR, described in the Free Writing Prospectus dated May 29, 2007, to accompany the Prospectus dated May 29, 2007 (the “Free Writing Prospectus”).

(5)	The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X certificates will accrue interest at a variable rate. The Class A-2FL, Class A-4FL, and Class A-JFL will each accrue interest at a rate equal to LIBOR plus a spread, subject to the limitations described in the Free Writing Prospectus.

(6)	To be offered privately pursuant to Rule 144A.

(7)	The Class X Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

(8)	The Class A-2FL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-2FL Regular Interest”) that will have a principal balance equal to the principal balance of the Class A-2FL Certificates and accrue interest at a fixed pass-through rate equal to [ ]% per annum (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. The Class A-4FL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-4FL Regular Interest”) that will have a principal balance equal to the principal balance of the Class A-4FL Certificates, and will accrue interest at a fixed pass-through rate equal to a [ ]% per annum (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. The Class A-JFL Certificates will have a corresponding uncertificated “regular interest” (the “Class A-JFL Regular Interest”, together with the Class A-2FL Regular Interest and the Class A-4FL Regular Interest, the “Class A Regular Interests”) that will have a principal balance equal to the principal balance of the Class A-JFL Certificates, and will accrue interest at a variable pass-through rate equal to the lesser of [ ]% per annum and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account. None of the holders of the offered certificates will have any beneficial interest in that “regular interest”, fixed rate account, swap contract or floating rate account. Principal will be paid pro-rata in each case (i) between the Class A-2 and Class A-2FL Certificates, (ii) between the Class A-4 and Class A-4FL Certificates, and (iii) the between the Class A-J and Class A-JFL Certificates.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

I. Issue Characteristics

Issue Type:	Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J (the “Offered Certificates”). Private (Rule 144A): Classes X, A-2FL, A-4FL, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S.

Securities Offered:	$2,924,553,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, including eight principal and interest classes (Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J).

Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”); Prudential Mortgage Capital Funding, LLC (“PMCF”); Bear Stearns Commercial Mortgage, Inc. (“BSCMI”); Principal Commercial Funding II, LLC (“PCF II”); and Nationwide Life Insurance Company (“NLIC”)

Co-lead Bookrunning Managers:	Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

Master Servicers:	Wells Fargo Bank, National Association (with respect to the mortgage loans sold by WFB, BSCMI, PCF II and NLIC) and Prudential Asset Resources, Inc. (with respect to the mortgage loans sold by PMCF). Wells Fargo Bank, National Association will act as master servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan under the Morgan Stanley Capital I Trust 2007-IQ14 Pooling & Servicing Agreement.

Primary Servicers:	Principal Global Investors, LLC (with respect to the mortgage loans sold by PCF II) and Nationwide Life Insurance Company (with respect to the mortgage loans sold by NLIC). Wachovia Bank, National Association will act as primary servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan under the Morgan Stanley Capital I Trust 2007-IQ14 Pooling & Servicing Agreement.

Special Servicers:	Centerline Servicing, Inc. (with respect to all loans except the Beaver Brook Apartments Loan) and Prudential Asset Resources, Inc. (with respect to the Beaver Brook Apartments Loan). Centerline Servicing, Inc. will act as special servicer with respect to the Beacon Seattle & DC Portfolio mortgage loan under the Morgan Stanley Capital I Trust 2007-IQ14 Pooling & Servicing Agreement.

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	LaSalle Bank National Association

Cut-Off Date: (1)	June 1, 2007

Expected Closing Date:	On or about June 27, 2007

Determination Dates:	The 7th of each month (or if the 7th is not a business day, the next succeeding business day), commencing in July 2007.

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in July 2007.

Minimum Denominations:	$25,000 for the Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J Certificates; with investments in excess of the minimum denominations made in multiples of $1.

Delivery:	DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:	Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

Rating Agencies:	The Offered Certificates will be rated by Moody’s Investor Services, Inc. and Fitch, Inc.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

(1)	The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in June 2007 (or, in the case of any mortgage loan that has its first due date after June 2007, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in June 2007 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

II. Collateral Characteristics – Entire Pool

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
642,511 - 2,000,000	35	48,868,659	1.5
2,000,001 - 3,000,000	40	101,150,754	3.1
3,000,001 - 5,000,000	53	205,705,634	6.2
5,000,001 - 7,000,000	28	167,501,114	5.1
7,000,001 - 9,000,000	28	228,036,627	6.9
9,000,001 - 11,000,000	18	183,545,713	5.5
11,000,001 - 13,000,000	7	80,351,156	2.4
13,000,001 - 15,000,000	10	140,925,564	4.3
15,000,001 - 17,000,000	10	160,238,218	4.8
17,000,001 - 19,000,000	3	54,374,967	1.6
19,000,001 - 21,000,000	3	59,630,038	1.8
21,000,001 - 31,000,000	8	218,354,792	6.6
31,000,001 - 61,000,000	12	476,291,371	14.4
61,000,001 - 80,000,000	2	138,560,000	4.2
80,000,001 - 100,000,000	1	94,883,998	2.9
100,000,001 - 485,522,683	3	955,522,683	28.8

Total:	261	3,313,941,289	100.0

Min: 642,511    Max: 485,522,683    Average: 12,697,093

State

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	17	461,109,308	13.9
California	50	321,677,310	9.7
Northern California	21	169,053,314	5.1
Southern California	29	152,623,996	4.6
Maryland	12	279,723,325	8.4
Washington	15	234,430,337	7.1
Georgia	10	226,088,867	6.8
Texas	39	223,418,340	6.7
Virginia	15	207,765,364	6.3
District of Columbia	4	147,004,750	4.4
Florida	13	138,635,634	4.2
Pennsylvania	11	115,010,826	3.5
Other	109	959,077,227	28.9

Total:	295	3,313,941,289	100.0

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	70	1,279,732,612	38.6
Retail	100	873,831,959	26.4
Multifamily	38	404,838,666	12.2
Industrial	42	356,276,609	10.8
Hospitality	11	259,756,968	7.8
Self Storage	18	67,139,671	2.0
Mixed Use	12	43,546,963	1.3
Other	4	28,817,841	0.9

Total:	295	3,313,941,289	100.0

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.1297% - 5.0000%	1	5,200,000	0.2
5.0001% - 5.2500%	2	43,440,000	1.3
5.2501% - 5.5000%	5	98,900,000	3.0
5.5001% - 5.7500%	104	1,618,103,658	48.8
5.7501% - 6.0000%	115	1,195,853,293	36.1
6.0001% - 6.2500%	22	274,927,541	8.3
6.2501% - 6.5000%	12	77,516,797	2.3

Total:	261	3,313,941,289	100.0

Min: 4.1297    Max: 6.5000    Wtd Avg: 5.7477

Original Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
54 - 60	23	777,710,223	23.5
61 - 84	7	67,359,020	2.0
85 - 120	230	2,453,497,046	74.0
121 - 132	1	15,375,000	0.5

Total:	261	3,313,941,289	100.0

Min: 54    Max: 132    Wtd Avg: 105

Remaining Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
52 - 60	23	777,710,223	23.5
61 - 84	7	67,359,020	2.0
85 - 120	231	2,468,872,046	74.5

Total:	261	3,313,941,289	100.0

Min: 52    Max: 120    Wtd Avg: 104

Original Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	43	1,373,361,053	41.4
180	1	2,483,057	0.1
181 - 240	1	15,968,129	0.5
241 - 300	15	171,105,690	5.2
301 - 360	201	1,751,023,361	52.8

Total:	261	3,313,941,289	100.0

Non Zero Min: 180    Max: 360    Non Zero Wtd Avg: 353

Remaining Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	43	1,373,361,053	41.4
178 - 180	1	2,483,057	0.1
181 - 240	1	15,968,129	0.5
241 - 300	15	171,105,690	5.2
301 - 360	201	1,751,023,361	52.8

Total:	261	3,313,941,289	100.0

Non Zero Min: 178    Max: 360    Non Zero Wtd Avg: 353

Debt Service Coverage Ratio Post IO Period (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.09 - 1.20	71	800,170,920	24.1
1.21 - 1.30	81	870,457,301	26.3
1.31 - 1.40	38	989,679,874	29.9
1.41 - 1.50	18	154,249,603	4.7
1.51 - 1.60	15	153,983,216	4.6
1.61 - 1.70	11	153,332,826	4.6
1.71 - 1.80	2	6,000,000	0.2
1.81 - 1.90	6	113,431,369	3.4
1.91 - 2.00	4	13,294,067	0.4
2.01 - 2.10	3	27,025,000	0.8
2.11 - 2.20	3	6,740,608	0.2
2.21 - 2.30	2	8,044,306	0.2
2.31 - 2.50	2	2,298,023	0.1
2.51 - 3.00	3	6,490,390	0.2
3.01 - 3.92	2	8,743,787	0.3

Total:	261	3,313,941,289	100.0

Min: 1.09    Max: 3.92    Wtd Avg: 1.35

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
26.4 - 40.0	10	21,628,689	0.7
40.1 - 45.0	3	7,134,851	0.2
45.1 - 50.0	10	56,042,249	1.7
50.1 - 55.0	7	42,674,480	1.3
55.1 - 60.0	9	31,092,516	0.9
60.1 - 65.0	30	773,955,676	23.4
65.1 - 70.0	60	835,538,954	25.2
70.1 - 75.0	64	543,739,119	16.4
75.1 - 80.0	66	965,184,756	29.1
80.1 - 83.8	2	36,950,000	1.1

Total:	261	3,313,941,289	100.0

Min: 26.4    Max: 83.8    Wtd Avg: 70.0

Loan-to-Value Ratio at Maturity or ARD (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
22.2 - 30.0	7	14,714,993	0.4
30.1 - 35.0	4	6,488,604	0.2
35.1 - 40.0	4	17,436,622	0.5
40.1 - 45.0	7	40,941,755	1.2
45.1 - 50.0	14	167,334,625	5.0
50.1 - 55.0	19	81,456,748	2.5
55.1 - 60.0	37	170,341,534	5.1
60.1 - 65.0	59	1,247,542,657	37.6
65.1 - 70.0	57	639,638,496	19.3
70.1 - 75.0	37	453,510,256	13.7
75.1 - 83.8	16	474,535,000	14.3

Total:	261	3,313,941,289	100.0

Min: 22.2    Max: 83.8    Wtd Avg: 65.6

Debt Service Coverage Ratios (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.10 - 1.20	24	219,257,882	6.6
1.21 - 1.30	45	321,313,301	9.7
1.31 - 1.40	47	1,125,539,874	34.0
1.41 - 1.50	63	918,100,141	27.7
1.51 - 1.60	33	307,797,216	9.3
1.61 - 1.70	13	176,462,826	5.3
1.71 - 1.80	3	28,742,500	0.9
1.81 - 1.90	3	97,931,369	3.0
1.91 - 2.00	6	24,944,067	0.8
2.01 - 2.10	7	40,035,000	1.2
2.11 - 2.20	4	10,490,608	0.3
2.21 - 2.30	4	18,144,306	0.5
2.31 - 2.50	2	2,298,023	0.1
2.51 - 3.00	5	14,140,390	0.4
3.01 - 3.92	2	8,743,787	0.3

Total:	261	3,313,941,289	100.0

Min: 1.10    Max: 3.92    Wtd Avg: 1.45

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio” in this prospectus supplement.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

II. Collateral Characteristics – Loan Group 1

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
642,511 - 2,000,000	33	46,450,681	1.6
2,000,001 - 3,000,000	37	94,177,422	3.2
3,000,001 - 5,000,000	37	140,868,415	4.9
5,000,001 - 7,000,000	24	144,257,114	5.0
7,000,001 - 9,000,000	24	196,038,996	6.8
9,000,001 - 11,000,000	16	162,585,002	5.6
11,000,001 - 13,000,000	6	67,851,156	2.3
13,000,001 - 15,000,000	9	127,725,564	4.4
15,000,001 - 17,000,000	10	160,238,218	5.5
17,000,001 - 19,000,000	3	54,374,967	1.9
19,000,001 - 21,000,000	3	59,630,038	2.1
21,000,001 - 31,000,000	6	160,679,792	5.5
31,000,001 - 61,000,000	8	297,600,000	10.3
61,000,001 - 81,000,000	2	138,560,000	4.8
81,000,001 - 485,522,683	4	1,050,406,681	36.2

Total:	222	2,901,444,047	100.0

Min: 642,511 Max: 485,522,683 Average: 13,069,568

State

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
New York	10	425,086,349	14.7
California	47	311,628,421	10.7
Northern California	20	164,503,314	5.7
Southern California	27	147,125,106	5.1
Maryland	12	279,723,325	9.6
Washington	14	223,689,626	7.7
Virginia	15	207,765,364	7.2
Texas	36	200,118,340	6.9
District of Columbia	4	147,004,750	5.1
Florida	11	107,160,634	3.7
Wisconsin	4	103,129,830	3.6
Pennsylvania	10	101,810,826	3.5
Other	93	794,326,582	27.4

Total:	256	2,901,444,047	100.0

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
Office	70	1,279,732,612	44.1
Retail	100	873,831,959	30.1
Industrial	42	356,276,609	12.3
Hospitality	11	259,756,968	9.0
Self Storage	18	67,139,671	2.3
Mixed Use	10	32,303,963	1.1
Other	4	28,817,841	1.0
Multifamily	1	3,584,424	0.1

Total:	256	2,901,444,047	100.0

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
4.1297 - 5.2500	3	48,640,000	1.7
5.2501 - 5.5000	5	98,900,000	3.4
5.5001 - 5.7500	81	1,287,445,114	44.4
5.7501 - 6.0000	102	1,122,132,016	38.7
6.0001 - 6.2500	20	269,008,452	9.3
6.2501 - 6.5000	11	75,318,465	2.6

Total:	222	2,901,444,047	100.0

Min: 4.1297 Max: 6.5000 Wtd Avg: 5.7538

Original Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
54 - 60	15	710,092,223	24.5
61 - 84	5	58,559,020	2.0
85 - 120	201	2,117,417,804	73.0
121 - 132	1	15,375,000	0.5

Total:	222	2,901,444,047	100.0

Min: 54 Max: 132 Wtd Avg: 105

Remaining Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
52 - 60	15	710,092,223	24.5
61 - 84	5	58,559,020	2.0
85 - 120	202	2,132,792,804	73.5

Total:	222	2,901,444,047	100.0

Min: 52 Max: 120 Wtd Avg: 103

Original Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
Interest Only	36	1,163,762,683	40.1
180	1	2,483,057	0.1
181 - 240	1	15,968,129	0.6
241 - 300	15	171,105,690	5.9
301 - 360	169	1,548,124,489	53.4

Total:	222	2,901,444,047	100.0

Non Zero Min: 180 Max: 360 Non Zero Wtd Avg: 353

Remaining Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
Interest Only	36	1,163,762,683	40.1
178 - 180	1	2,483,057	0.1
181 - 240	1	15,968,129	0.6
241 - 300	15	171,105,690	5.9
301 - 360	169	1,548,124,489	53.4

Total:	222	2,901,444,047	100.0

Non Zero Min: 178 Max: 360 Non Zero Wtd Avg: 352

Debt Service Coverage Ratio Post IO Period (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
1.09 - 1.20	56	614,194,861	21.2
1.21 - 1.30	63	682,583,790	23.5
1.31 - 1.40	36	975,259,874	33.6
1.41 - 1.50	16	138,856,931	4.8
1.51 - 1.60	15	153,983,216	5.3
1.61 - 1.70	9	144,497,826	5.0
1.71 - 1.80	2	6,000,000	0.2
1.81 - 1.90	6	113,431,369	3.9
1.91 - 2.00	4	13,294,067	0.5
2.01 - 2.10	3	27,025,000	0.9
2.11 - 2.20	3	6,740,608	0.2
2.21 - 2.30	2	8,044,306	0.3
2.31 - 2.50	2	2,298,023	0.1
2.51 - 3.00	3	6,490,390	0.2
3.01 - 3.92	2	8,743,787	0.3

Total:	222	2,901,444,047	100.0

Min: 1.09 Max: 3.92 Wtd Avg: 1.37

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
26.4 - 40.0	10	21,628,689	0.7
40.1 - 45.0	3	7,134,851	0.2
45.1 - 50.0	10	56,042,249	1.9
50.1 - 55.0	3	14,498,770	0.5
55.1 - 60.0	9	31,092,516	1.1
60.1 - 65.0	25	710,443,444	24.5
65.1 - 70.0	51	746,863,294	25.7
70.1 - 75.0	57	507,991,755	17.5
75.1 - 80.0	53	799,798,480	27.6
80.1 - 83.8	1	5,950,000	0.2

Total:	222	2,901,444,047	100.0

Min: 26.4 Max: 83.8 Wtd Avg: 69.8

Loan-to-Value Ratio at Maturity or ARD (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
22.2 - 25.0	3	6,786,444	0.2
25.1 - 30.0	4	7,928,549	0.3
30.1 - 35.0	4	6,488,604	0.2
35.1 - 40.0	4	17,436,622	0.6
40.1 - 45.0	7	40,941,755	1.4
45.1 - 50.0	10	139,753,955	4.8
50.1 - 55.0	16	61,464,075	2.1
55.1 - 60.0	34	161,445,280	5.6
60.1 - 65.0	53	1,186,309,057	40.9
65.1 - 70.0	42	489,539,450	16.9
70.1 - 75.0	32	423,490,256	14.6
75.1 - 80.0	12	353,910,000	12.2
80.1 - 83.8	1	5,950,000	0.2

Total:	222	2,901,444,047	100.0

Min: 22.2 Max: 83.8 Wtd Avg: 65.3

Debt Service Coverage Ratios (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 1
1.10 - 1.20	16	74,750,823	2.6
1.21 - 1.30	34	175,638,790	6.1
1.31 - 1.40	44	1,112,539,874	38.3
1.41 - 1.50	53	850,788,469	29.3
1.51 - 1.60	30	292,448,216	10.1
1.61 - 1.70	11	158,642,826	5.5
1.71 - 1.80	3	28,742,500	1.0
1.81 - 1.90	3	97,931,369	3.4
1.91 - 2.00	6	24,944,067	0.9
2.01 - 2.10	5	31,200,000	1.1
2.11 - 2.20	4	10,490,608	0.4
2.21 - 2.30	4	18,144,306	0.6
2.31 - 2.50	2	2,298,023	0.1
2.51 - 3.00	5	14,140,390	0.5
3.01 - 3.92	2	8,743,787	0.3

Total:	222	2,901,444,047	100.0

Min: 1.10 Max: 3.92 Wtd Avg: 1.47

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” in this prospectus supplement.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

II. Collateral Characteristics – Loan Group 2

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
1,119,089 - 2,000,000	2	2,417,978	0.6
2,000,001 - 3,000,000	3	6,973,331	1.7
3,000,001 - 5,000,000	16	64,837,219	15.7
5,000,001 - 7,000,000	4	23,244,000	5.6
7,000,001 - 9,000,000	4	31,997,632	7.8
9,000,001 - 11,000,000	2	20,960,711	5.1
11,000,001 - 17,000,000	2	25,700,000	6.2
17,000,001 - 27,000,000	1	26,675,000	6.5
27,000,001 - 37,000,000	2	66,968,001	16.2
37,000,001 - 47,000,000	2	85,723,370	20.8
47,000,001 - 57,000,000	1	57,000,000	13.8

Total:	39	412,497,242	100.0

Min: 1,119,089 Max: 57,000,000 Average: 10,576,852

State

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
Georgia	3	142,723,370	34.6
Ohio	4	49,662,875	12.0
New York	7	36,022,959	8.7
Florida	2	31,475,000	7.6
Delaware	1	31,000,000	7.5
Texas	3	23,300,000	5.6
Pennsylvania	1	13,200,000	3.2
Indiana	3	12,334,312	3.0
Washington	1	10,740,711	2.6
Michigan	1	10,220,000	2.5
Other	13	51,818,015	12.6

Total:	39	412,497,242	100.0

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
Multifamily	37	401,254,242	97.3
Mixed Use	2	11,243,000	2.7

Total:	39	412,497,242	100.0

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
5.5100 - 5.7500	23	330,658,545	80.2
5.7501 - 6.0000	13	73,721,277	17.9
6.0001 - 6.2500	2	5,919,089	1.4
6.2501 - 6.3300	1	2,198,331	0.5

Total:	39	412,497,242	100.0

Min: 5.5100 Max: 6.3300 Wtd Avg: 5.7046

Original Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
60	8	67,618,000	16.4
61 - 84	2	8,800,000	2.1
85 - 120	29	336,079,242	81.5

Total:	39	412,497,242	100.0

Min: 60 Max: 120 Wtd Avg: 109

Remaining Term to Stated Maturity or ARD (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
57 - 60	8	67,618,000	16.4
61 - 84	2	8,800,000	2.1
85 - 119	24	239,180,872	58.0
120	5	96,898,370	23.5

Total:	39	412,497,242	100.0

Min: 57 Max: 120 Wtd Avg: 108

Original Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
Interest Only	7	209,598,370	50.8
324 - 360	32	202,898,872	49.2

Total:	39	412,497,242	100.0

Non Zero Min: 324 Max: 360 Non Zero Wtd Avg: 359

Remaining Amortization Term (mos)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
Interest Only	7	209,598,370	50.8
322 - 360	32	202,898,872	49.2

Total:	39	412,497,242	100.0

Non Zero Min: 322 Max: 360 Non Zero Wtd Avg: 358

Debt Service Coverage Ratio Post IO Period (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
1.10 - 1.20	15	185,976,059	45.1
1.21 - 1.30	18	187,873,511	45.5
1.31 - 1.40	2	14,420,000	3.5
1.41 - 1.50	2	15,392,672	3.7
1.51 - 1.69	2	8,835,000	2.1

Total:	39	412,497,242	100.0

Min: 1.10 Max: 1.69 Wtd Avg: 1.24

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
51.3 - 60.0	4	28,175,711	6.8
60.1 - 65.0	5	63,512,232	15.4
65.1 - 70.0	9	88,675,660	21.5
70.1 - 75.0	7	35,747,364	8.7
75.1 - 80.0	13	165,386,276	40.1
80.1 - 80.3	1	31,000,000	7.5

Total:	39	412,497,242	100.0

Min: 51.3 Max: 80.3 Wtd Avg: 71.8

Loan-to-Value Ratio at Maturity or ARD (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
45.3 - 50.0	4	27,580,670	6.7
50.1 - 55.0	3	19,992,672	4.8
55.1 - 60.0	3	8,896,254	2.2
60.1 - 65.0	6	61,233,600	14.8
65.1 - 70.0	15	150,099,046	36.4
70.1 - 75.0	5	30,020,000	7.3
75.1 - 80.0	2	83,675,000	20.3
80.1 - 80.3	1	31,000,000	7.5

Total:	39	412,497,242	100.0

Min: 45.3 Max: 80.3 Wtd Avg: 67.8

Debt Service Coverage Ratios (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Loan Group 2
1.10 - 1.20	8	144,507,059	35.0
1.21 - 1.30	11	145,674,511	35.3
1.31 - 1.40	3	13,000,000	3.2
1.41 - 1.50	10	67,311,672	16.3
1.51 - 1.60	3	15,349,000	3.7
1.61 - 1.70	2	17,820,000	4.3
1.71 - 2.05	2	8,835,000	2.1

Total:	39	412,497,242	100.0

Min: 1.10 Max: 2.05 Wtd Avg: 1.31

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1—Beacon Seattle & DC Portfolio” in this prospectus supplement.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

III. Large Loan Description

Ten Largest Loans

Mortgage Loan No.	Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance	% of Pool	SF / Rooms / Units	Loan per SF /Room / Unit	U/W DSCR	U/W DSCR Post IO	Cut-off Date LTV	Balloon / ARD LTV
1	Beacon Seattle & DC Portfolio (1)	BSCMI	Various	Various	Office	$485,522,683	14.7%	9,848,341	$290.13	1.33x	NAP	64.2%	64.2%
2	32 Sixth Avenue (2)	PMCF	New York	NY	Office	$320,000,000	9.7%	1,144,489	$314.55	1.50x	1.24x	67.3%	62.7%
3	The Mall at Prince Georges	WFB	Hyattsville	MD	Retail	$150,000,000	4.5%	920,801	$162.90	1.40x	NAP	78.9%	78.9%
4	Kalahari Waterpark Resort	PMCF	Wisconsin Dells	WI	Hospitality	$94,883,998	2.9%	380	$249,695	1.88x	NAP	60.1%	47.1%
5	Airpark Business Center	PCF II	Nashville	TN	Industrial	$74,000,000	2.2%	1,155,037	$64.07	1.37x	NAP	79.9%	79.9%
6	Detroit Liberty Portfolio (3)	PMCF	Various	MI	Industrial	$64,560,000	1.9%	1,382,536	$46.70	1.41x	1.17x	80.0%	74.6%
7	St. Andrews at Perimeter Apartments	PCF II	Atlanta	GA	Multifamily	$57,000,000	1.7%	504	$113,095	1.20x	NAP	77.7%	77.7%
8	Post Crest Apartments	PCF II	Atlanta	GA	Multifamily	$46,158,770	1.4%	410	$112,582	1.24x	NAP	68.2%	68.2%
9	Millennium I, II & III (4)	WFB	Conshohocken	PA	Office	$46,000,000	1.4%	195,896	$234.82	1.45x	1.20x	79.7%	71.6%
10	Perimeter Expo	WFB	Atlanta	GA	Retail	$40,500,000	1.2%	175,835	$230.33	1.57x	NAP	65.1%	65.1%

	Top Ten Total/Weighted Averages					$1,378,625,451	41.6%			1.42x	1.23x	69.1%	66.6%

(1)	The $485,522,683 pooled mortgage loan represented as the Beacon Seattle & DC Portfolio Note A-5, combined with the Beacon Seattle & DC Portfolio Note A-4 ($394,477,317), and the Beacon Seattle & DC Portfolio Note B-1 ($56,000,000), represents a 34.667% pari passu interest in a $2,700,000,000 whole loan. The Beacon Seattle & DC Portfolio Note B-1, is subordinate only to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5. Unless otherwise noted, all LTV, DSCR and Cut-off Date Balance per SF numbers presented are based on the aggregate Beacon Seattle & DC Portfolio Note A-4 and Beacon Seattle & DC Portfolio Note A-5 financing in the amount of $880,000,000. Unless otherwise noted, all LTV, DSCR and Cut-off Date Balance per SF numbers presented herein are based on the numbers provided in the above chart. See the “Mortgage Loan No. 1 – Beacon Seattle & DC Portfolio” section herein for further details.
(2)	The $320,000,000 pooled mortgage loan represented as Note A-1, represents an 88.9% pari passu interest in a $360,000,000 first mortgage loan split into two pari passu notes. Note A-2 is not included in the trust. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $360,000,000 financing. See the “Mortgage Loan No. 2 – 32 Sixth Avenue” section herein for further details.. The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.
(3)	The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.
(4)	The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

IV. Mortgage Loans with Scheduled Balloon Payments to Designated Classes

Class A-1(1)(2)

Mortgage Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Total Pool	SF / Units / Rooms	Loan per SF / Unit / Room	U/W DSCR	U/W DSCR Post IO	Cut-off Date LTV	Balloon / ARD LTV	Rem. IO Term	Rem. Term to Maturity
17	WFB	KBS – Crescent Green	Cary	NC	Office	$32,400,000	1.0%	248,782	$130.23	1.70x	NAP	67.1%	67.1%	56	56
61	WFB	KBS - Sabal VI	Tampa	FL	Office	$11,040,000	0.3%	96,346	$114.59	1.65x	NAP	66.9%	66.9%	52	52
116	WFB	100 East Graham Industrial	Burbank	CA	Industrial	$6,450,000	0.2%	92,688	$69.59	1.97x	1.66x	69.7%	67.1%	17	53

		Total/Weighted Averages				$49,890,000	1.5%			1.72x	1.66x	67.4%	67.1%	50	55

	Class A-2(1)(2)

Mortgage Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Total Pool	SF / Units / Rooms	Loan per SF / Unit / Room	U/W DSCR	U/W DSCR Post IO	Cut-off Date LTV	Balloon / ARD LTV	Rem. IO Term	Rem. Term to Maturity
1	BSCMI	Beacon Seattle & DC Portfolio	Various	Various	Office	$485,522,683	14.7%	9,848,341	$290.13	1.33x	NAP	64.2%	64.2%	59	59
5	PCF II	Airpark Business Center	Nashville	TN	Industrial	$74,000,000	2.2%	1,155,037	$64.07	1.37x	NAP	79.9%	79.9%	59	59
13	WFB	Annapolis Marriott Waterfront	Annapolis	MD	Hospitality	$39,000,000	1.2%	150	$260,000	1.68x	NAP	78.0%	78.0%	60	60
17	WFB	KBS - Crescent Green	Cary	NC	Office	$32,400,000	1.0%	248,782	$130.23	1.70x	NAP	67.1%	67.1%	56	56
47	PCF II	Hartford Corporate Plaza	San Antonio	TX	Office	$14,200,000	0.4%	99,986	$142.02	1.51x	NAP	71.0%	71.0%	59	59
73	PCF II	Coppell Town Center	Coppell	TX	Retail	$10,050,000	0.3%	91,357	$110.01	2.10x	NAP	52.2%	52.2%	59	59
85	PCF II	Suntree Square	Southlake	TX	Retail	$8,975,000	0.3%	96,390	$93.11	2.09x	NAP	49.9%	49.9%	59	59
111	PCF II	Clear Creek Plaza	Carson City	NV	Retail	$6,700,000	0.2%	56,494	$118.60	1.92x	NAP	49.3%	45.9%	NAP	60
124	BSCMI	1210 Sherman Avenue	Bronx	NY	Mixed Use	$5,964,000	0.2%	55	$108,436	1.42x	1.17x	68.6%	65.0%	10	58
128	WFB	Austell Plaza	Austell	GA	Retail	$5,795,256	0.2%	117,103	$49.49	1.39x	NAP	79.9%	75.0%	NAP	59
130	WFB	Residence Inn San Antonio	San Antonio	TX	Hospitality	$5,700,000	0.2%	120	$47,500	3.92x	NAP	35.2%	35.2%	58	58
194	WFB	Big Tex Storage - Houston, TX	Houston	TX	Self Storage	$2,847,724	0.1%	47,105	$60.45	1.33x	NAP	74.5%	70.0%	NAP	59
244	PCF II	1118-1122 Washington Avenue	Golden	CO	Mixed Use	$1,447,561	0.0%	14,966	$96.72	1.32x	NAP	60.3%	56.9%	NAP	58

		Total/Weighted Averages				$692,602,223	21.0%			1.42x	1.17x	66.4%	66.3%	57	59

(1)	These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.
(2)	Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus, dated May 29, 2007, to accompany Prospectus dated May 29, 2007 (the “Free Writing Prospectus”).

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

Class A-3(1)(2)

Mortgage Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Total Pool	SF / Units / Rooms	Loan per SF / Unit / Room	U/W DSCR	U/W DSCR Post IO	Cut-off Date LTV	Balloon / ARD LTV	Rem. IO Term	Rem. Term to Maturity
16	WFB	KBS - 625 Second Street	San Francisco	CA	Office	$33,700,000	1.0%	134,847	$249.91	1.39x	NAP	66.1%	66.1%	80	80
31	WFB	KBS - Kensington	Sugar Land	TX	Office	$18,500,000	0.6%	170,436	$108.55	1.26x	NAP	69.4%	69.4%	82	82
157	WFB	Eaton University Industrial Park	Tempe	AZ	Industrial	$4,000,000	0.1%	43,475	$92.01	1.18x	NAP	74.1%	66.8%	NAP	84
247	WFB	Village at the Oaks	Bakersfield	CA	Retail	$1,260,000	0.0%	3,780	$333.33	1.37x	1.16x	67.4%	63.1%	23	83
254	PCF II	8735 Bollman Place	Savage	MD	Industrial	$1,099,020	0.0%	49,624	$22.15	2.32x	NAP	36.6%	33.0%	NAP	83

		Total/Weighted Averages				$58,559,020	1.7%			1.35x	1.16x	67.2%	66.5%	72	81

	Class A-AB(1)(2)

Mortgage Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Total Pool	SF / Units / Rooms	Loan per SF / Unit / Room	U/W DSCR	U/W DSCR Post IO	Cut-off Date LTV	Balloon / ARD LTV	Rem. IO Term	Rem. Term to Maturity
67	PCF II	44348-44388 Old Warm Springs Boulevard	Fremont	CA	Industrial	$10,500,000	0.3%	171,360	$61.27	1.51x	1.27x	64.8%	61.6%	47	95
135	BSCMI	Iron Mountain	Iron Mountain	MI	Retail	$5,200,000	0.2%	176,352	$29.49	2.98x	2.29x	58.1%	51.9%	17	101

		Total/Weighted Averages				$15,700,000	0.5%			2.00x	1.61x	62.6%	58.4%	37	97

(1)	These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.
(2)	Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus, dated May 29, 2007, to accompany Prospectus dated May 29, 2007 (the “Free Writing Prospectus”).

$2,924,553,000 (Approximate)

Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16

Commercial Mortgage Pass-Through Certificates

Series 2007-PWR16

V. Summary of Pari Passu Split Loan Structures (1)

Loan Name	Related Notes in Loan Group (Original Balance)		Whether Note is Held by Series 2007-PWR16 Trust Fund	Holder of Note	Whether Note is Lead Servicer for the Entire Loan Group (2)	Current Master Servicer for Securitized Note (3)	Current Special Servicer for Securitized Note (4)
Beacon Seattle & DC Portfolio	Senior A Notes (pari passu with each other)
	$775,000,000		No	MSCI Series 2007-IQ14	Yes	Wells Fargo Bank, N.A.	Centerline Servicing Inc.
	$86,000,000		No	TBD(5)	No	N/A	N/A
	$75,000,000		No	TBD(5)	No	N/A	N/A
	$394,477,317	*(6)	No	BACM Series 2007-2	No	Bank of America, National Association	LNR Partners, Inc.
	$485,522,683	*(6)	Yes	BSCMSI Series 2007-PWR16	No	Wells Fargo Bank, N.A.	Centerline Servicing Inc.
	$414,000,000		No	WBCMT Series 2007-C31	No	Wachovia Bank, National Association	LNR Partners, Inc.
	$414,000,000		No	TBD(5)	No	N/A	N/A
Subordinate B Note (only subordinate to notes with an “*” as shown above)
	$56,000,000	(6)	No	TBD(7)	No	N/A	N/A

32 Sixth Avenue	A Notes (pari passu with each other)
	$320,000,000		Yes	BSCMSI Series 2007-PWR16	Yes	Prudential Asset Resources, Inc.	Centerline Servicing Inc.
	$40,000,000		No	TBD(5)	No	N/A	N/A

(1)	This table only includes those loans with pari passu loan structures.
(2)	Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(3)	Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(4)	Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.
(5)	Not yet securitized.
(6)	These notes collectively, taken as a unit, are pari passu with the other Senior A Notes for the Beacon Seattle & DC Portfolio Loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Split Loan Structures” and “Appendix D—Summaries of the Ten Largest Mortgage Loans—Mortgage Loan No. 1— Beacon Seattle & DC Portfolio” in this prospectus supplement.
(7)	The Beacon Seattle & DC Portfolio B-Note is anticipated to be sold to Centerline Capital Group Inc.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Northgate Mall
NORTH SEATTLE COMM. COLLEGE
NE 116th St
NE 75th St
NE 65th St
Green Lake
Woodland Park Zoo
N 40th St
UNIVERSITY OF WASHINGTON
Children's Hospital
UW Medical Center
Husky Stadium
Lake Union
Seattle
Space Needle
Key Arena
Pike Place Market
Downtown
E Madison St
SEATTLE UNIV.
Chinatown/ Intl. District
Puget Sound
Qwest Field
Safeco Field
West Seattle
Spokane St
S Genesee St
VA Puget Sound Health Care
Southeast Seattle
Seward Park
Lake Washington
Hunts Point
Clyde Hill
Medina
Mercer Island
SE 40th St
Mercer Slough Nature Park
Kirkland
NORTHWEST COLLEGE
Bridle Trails State Park
KING COUNTY
Redmond
Redmond Town Ctr.
Marymoor Park
NE 40th St
NE 24th St
NE 8th St
Bel-Red Rd
Overlake Hospital
Crossroads Bellevue
Bellevue
Bellevue Square
SE 16th St
BELLEVUE COMM. COLL.
Factoria Square Mall
Eastgate
Lake Sammamish
Bellevue Way
140th Ave
156th Ave
132nd Ave
Market St

Beacon Seattle & DC Portfolio			
1 Market Square	Washington, DC	11 American Center	Vienna, VA
2 Polk & Taylor	Arlington, VA	12 Eastgate Office Park	Bellevue, WA
3 Wells Fargo Center	Seattle, WA	13 Liberty Place	Washington, DC
4 Lafayette Center	Washington, DC	14 Lincoln Executive Center	Bellevue, WA
5 Booz Allen Complex	McLean, VA	15 11111 Sunset Hills Road	Reston, VA
6 Key Center	Bellevue, WA	16 Army and Navy Building	Washington, DC
7 Sunset North	Bellevue, WA	17 Plaza East	Bellevue, WA
8 City Center Bellevue	Bellevue, WA	18 Reston Town Center	Reston, VA
9 Plaza Center	Bellevue, WA	19 Washington Mutual Tower	Seattle, WA
10 1616 North Fort Myer Drive	Arlington, VA	20 1300 North Seventeenth Street	Arlington, VA

MARYLAND
VIRGINIA
Bethesda
MONTGOMERY COUNTY
Chevy Chase
Takoma Park
Wolf Trap
Dulles Greenway
Washington Dulles Intl. Airport 7 miles
Reston
McLean
Central Intelligence Agency
AMERICAN UNIVERSITY
Washington D.C.
Naval Observatory
CATHOLIC UNIV.
HOWARD UNIV.
GEORGETOWN UNIVERSITY
White House
US Capitol
Tysons Corner
Pimmit Hills
Vienna
Dunn Loring
Oakton
ARLINGTON COUNTY
Falls Church
Arlington
Arlington National Cemetery
Merrifield
Jefferson
Lake Barcroft
National Guard
Reagan National Airport
Potomac River
Bolling Air Force Base
Fairfax
FAIRFAX COUNTY
Bailey's Crossroads
GEORGE MASON UNIV.
Annandale
Lincolnia
Alexandria
Burke
Capital Beltway
Rose Hill

Mortgage Loan No. 1 — Beacon Seattle & DC Portfolio

Loan Information			Property Information

Mortgage Loan Seller: (1)	BSCMI		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Portfolio

Note A-5 Original Balance: (2)	$485,522,683		Property Type:	Office

Note A-5 Cut-off Date Balance: (2)	$485,522,683		Property Sub-type:	Urban & Suburban

First Payment Date:	06/07/2007		Location:	Various – See Table

Interest Rate:	5.79700%		Year Built/Renovated:	Various – See Table

Amortization Term:	Interest Only		Percent Leased (As of): (5)	96.9% (04/01/2007)

ARD:	No		Net Rentable Area:	9,848,341

Anticipated Repayment Date:	NAP		The Collateral:	Interests in 20 properties located in Seattle, WA, Bellevue, WA, Washington, DC, and Northern Virginia, as described in the Loan section below
Maturity Date:	05/07/2012
Expected Maturity Balance: (2)	$485,522,683
Sponsors:	Beacon Capital Partners, LLC; Beacon Capital Strategic Partners V, L.P.

Interest Calculation:	Actual/360		Ownership Interest:	Fee / Leasehold / Pledge

Call Protection:

Greater of 1% or yield maintenance, U.S. Treasury defeasance permitted on or after the earlier of October 10, 2010 and two years after securitization of the entire whole loan, prepayable without a premium from and after November 7, 2011.

			Property Management:	19 properties are managed by affiliates of the sponsor. Washington Mutual Tower is managed by an affiliate of the sponsor’s joint venture partner

Cut-off Date Balance per SF: (2)	$290.13		3rd Recent NOI (As of): (6)	$180,327,374 (TTM 12/31/2004)

			2nd Recent NOI (As of): (6)	$189,399,017 (TTM 12/31/2005)

Up-front Reserves:	TI/LC: (3)	$18,200,095	Most Recent NOI (As of): (6)(7)	$197,747,703 (TTM 10/31/2006)

			U/W Net Op. Income: (6)	$232,287,136

Ongoing Reserves:	RE Taxes: (4)	Springing	U/W Net Cash Flow: (6)	$217,631,011

	Insurance: (4)	Springing	U/W Occupancy: (5)	94.6%

	Replacement: (4)	Springing	Appraised Value (As of): (8)	$4,453,034,000 (Various)

	TI/LC: (4)	Springing	Cut-off Date LTV Ratio: (9)(10)	64.2%

	Other: (4)	Springing	LTV Ratio at Maturity: (9)(10)	64.2%

			U/W DSCR: (9)(10)	1.33x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	The loan was co-originated by Bear Stearns Commercial Mortgage, Inc. (“BSCMI”), Morgan Stanley Mortgage Capital Inc. (“MSMC”) and Wachovia Bank, National Association (“WB”) on April 10, 2007. The Beacon Seattle & DC Whole Loan is divided into seven pari passu notes and one Note B-1, which is only subordinate to Note A-4 and Note A-5. Only Note A-5 will be held by Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16. The Beacon Seattle & DC Portfolio Note A-1 is expected to be held by the Morgan Stanley Capital I Trust 2007-IQ14. The Beacon Seattle & DC Portfolio Note A-2 and the Beacon Seattle & DC Portfolio Note A-3 are currently held by MSMC. The Beacon Seattle & DC Portfolio Note A-4 is currently held by BSCMI and is expected to be held by the Banc of America Commercial Mortgage Trust 2007-2. The Beacon Seattle & DC Portfolio Note B-1 is currently held by BSCMI, and is expected to be sold to Centerline Capital Group Inc. The Beacon Seattle & DC Portfolio Note A-6 is currently held by WB and is expected to be held by the Wachovia Bank Commercial Mortgage Trust 2007-C31. The Beacon Seattle & DC Portfolio Note A-7 is currently held by WB. See “The Loan” section below for further details.
(2)	The $485,522,683 pooled mortgage loan represented as the Beacon Seattle & DC Portfolio Note A-5, combined with the Beacon Seattle & DC Portfolio Note A-4 ($394,477,317), and the Beacon Seattle & DC Portfolio Note B-1 ($56,000,000), represents a 34.667% pari passu interest in a $2,700,000,000 whole loan. The Beacon Seattle & DC Portfolio Note B-1, is subordinate only to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5. Unless otherwise noted, all LTV, DSCR and Cut-off Date Balance per SF numbers presented are based on the aggregate Beacon Seattle & DC Portfolio Note A-4 and Beacon Seattle & DC Portfolio Note A-5 financing in the amount of $880,000,000. See the Loan section below for further details.
(3)	Represents funds for tenant concessions and leasing costs that the Beacon Seattle & DC Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon Seattle & DC Portfolio Properties.
(4)	Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums, (iii) capital expenditures in 1/12 of the amount equivalent to $0.15 per leasable square foot at the Beacon DC & Seattle Portfolio Properties, (iv) tenant concessions and leasing costs in 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon DC & Seattle Portfolio Properties and (v) ground rent payable under the Key Center ground lease.
(5)	Occupancy reflects 100% interests in all 20 properties associated with the Beacon Seattle & DC Portfolio Loan.
(6)	All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property, as more fully set forth in the “Market Square Joint Venture” section below. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties (as defined below), U/W Net Operating Income and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.
(7)	Net Operating Income for the year ended December 31, 2006 and for the trailing-12 month period ended March 31, 2007 is set forth in the Net Operating Income tables.
(8)	Appraised Value reflects a 62.8% ownership interest in Washington Mutual Tower. The appraised value of the Cash Flow Properties, reflecting a 62.8% ownership interest in Washington Mutual Tower, is $1,018,684,000. The appraised value of the Market Square property is $529,000,000.
(9)	All LTV and DSCR calculations in this table reflect (i) 62.8% of the Net Cash Flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein.
(10)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Beacon Seattle & DC Portfolio Note A-5 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Beacon Seattle & DC Portfolio Note A-5 would be 73.9%.

The Beacon Seattle & DC Portfolio Loan.

The Loan. The largest loan (the “Beacon Seattle & DC Portfolio Loan”) as evidenced by a promissory note in the amount of $485,522,683 is secured by: (i) first mortgages or deeds of trust encumbering (a) fee interests in 15 office properties and (b) a leasehold interest in one office property known as Key Center, located in Bellevue, WA; (ii) with respect to one office property known as Market Square, located in Washington, D.C., (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner (as borrower) and such borrower (as lender thereunder) and (c) a covenant to deposit the related borrowers’ cash flow from the property (collectively, (i) and (ii) are the “Portfolio Properties”); and (iii) a covenant to deposit the related borrowers’ cash flows from three additional properties (the “Cash Flow Properties”) (together with the Portfolio Properties, the “Beacon Seattle & DC Portfolio Properties”). The Trust will not be able to foreclose on and take ownership of the joint venture interest and the related loans described in clauses (ii) (a) and (b) above, but will be entitled to the proceeds in connection with the sale of such assets.

The Cash Flow Properties consist of: (i) Washington Mutual Tower, located in Seattle, Washington, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account; (ii) Reston Town Center, located in Reston, Virginia; and (iii) 1300 North Seventeenth Street, located in Arlington, Virginia. With regard to Reston Town Center and 1300 North Seventeenth Street, the respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by $339,177,299 of existing secured debt to third parties.

All properties are located in the state of Washington, in Washington, D.C. or in Northern Virginia. The Beacon Seattle & DC Portfolio Whole Loan was originated on April 10, 2007 by or on behalf of Bear Stearns Commercial Mortgage, Inc. and two other lenders.

Financial Information

Note A-1 Cut-off Date Balance:	$775,000,000
Note A-2 Cut-off Date Balance:	$86,000,000
Note A-3 Cut-off Date Balance:	$75,000,000
Note A-4 Cut-off Date Balance:	$394,477,317
Note A-5 Cut-off Date Balance:	$485,522,683
Note A-6 Cut-off Date Balance:	$414,000,000
Note A-7 Cut-off Date Balance:	$414,000,000
Note B-1 Cut-off Date Balance: (1)	$56,000,000

Whole Loan Cut-off Date Balance:	$2,700,000,000

	Note A-5		Whole Loan
Cut-off Date LTV: (2)(3)	64.2%		68.2%
Maturity Date LTV: (2)(3)	64.2%		68.2%
Underwritten DSCR: (2)(3)	1.33	x	1.25	x
Mortgage Rate:	5.797%		5.797%

(1)	The $56,000,000 Note B-1 is subordinate to the $394,477,317 Note A-4 and the $485,522,683 Note A-5. The combined Note A-4 (not included in the Trust), Note A-5, and Note B-1 (not included in the Trust) represent a 34.667% pari passu interest in a $2,700,000,000 whole loan.
(2)	All LTV and DSCR calculations in this table reflect (i) 62.8% of the net cash flow and appraised value for Washington Mutual Tower, (ii) the full property net cash flow and appraised value for the other Cash Flow Properties and (iii) $339,177,299 of existing secured debt to third parties, with $19,245,124 in annual interest expense on such existing secured debt in both cases on the Cash Flow Properties. Additionally, all LTV and DSCR calculations reflect the full property net cash flow and appraised value for Market Square, which does not secure the Beacon Seattle & DC Whole Loan by means of a mortgage lien, but secures it through other means, as described herein.
(3)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding LTV would be 71.2% and DSCR would be 1.19x for the Note A-5 and the corresponding LTV would be 75.7% and DSCR would be 1.12x for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Whole Loan is not secured by mortgages on the Cash Flow Properties. Assuming no value is attributed to the Cash Flow Properties, the LTV of the Note A-5 would be 73.9%.

Market Square Joint Venture. The property known as Market Square is owned in fee by a joint venture partnership in which the borrower has a 70% partnership interest and a non-affiliated party owns a 30% interest. The Market Square property is also encumbered by existing debt in favor of the borrower, in the form of: (i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and December 31, 2005, the balances of the mortgage loan were $154,041,348, and $158,230,992, respectively, and the balances of the unsecured loan were $103,100,945 and $85,141,825, respectively. The Beacon Seattle & DC Portfolio Whole Loan is secured by: (a) a pledge of the related borrowers’ ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage loan and unsecured loans. With regard to the entity that owns Market Square, total assets were $148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005, respectively. For the same time periods: (i) net losses were $8,398,185 and $6,622,252, respectively; (ii) total operating revenues were $35,474,940 and $33,724,342, respectively; (iii) long term obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817, respectively; and (iv) interest expenses paid to affiliates were $23,713,659 and $21,653,336, respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans; (ii) in payment of any principal outstanding under any optional loans; (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; and (v) to the partners in accordance with their respective percentage interests. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i) in payment of any accrued interest under any optional loans; (ii) in payment of any principal outstanding under any optional loans; (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made; (iv) to the borrower in payment of the aggregate accrued preferred return; (v) to the borrower in payment of certain unrecovered capital; (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement; and (vii) to the partners in accordance with their respective percentage interests (70% in the case of the borrower).

The Borrowers. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership (collectively, the “Beacon Seattle & DC Portfolio Borrower”). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon Seattle & DC Portfolio Whole Loan. The sponsors of the Beacon Seattle & DC Portfolio Whole Loan are Beacon Capital Partners, LLC and its affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was founded in 1998 following the merger of its predecessor company, Beacon Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, Massachusetts. Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

The Properties. The “Beacon Seattle & DC Portfolio Whole Loan” has a Cut-off Date balance of $2,700,000,000 and is secured by: (i) first mortgages or deeds of trust encumbering the Portfolio Properties (other than Market Square); (ii) a pledge of ownership interests in, and a collateral assignment of a first mortgage loan in favor of the borrower secured by, Market Square; and (iii) a covenant to deposit the related borrowers’ cash flows from the Cash Flow Properties.

The 20 properties contain a total of 9,848,341 square feet of office space. As of April 1, 2007, the occupancy rate for the portfolio was approximately 96.9%.

The Cash Flow Properties consist of the Washington Mutual Tower located in Seattle, Washington; Reston Town Center located in Reston, Virginia; and 1300 North Seventeenth Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North Seventeenth Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The Beacon Seattle & DC Portfolio Whole Loan is not secured by mortgages on the Cash Flow Properties. The Cash Flow Properties are otherwise directly encumbered by existing secured debt to third parties.

More specific information about each of the Beacon Seattle & DC Portfolio Properties is set forth in the tables below:

Property Information

Property Name	Location	Year Built/Year Renovated	Percent Leased	NRA	Ownership Interest	Allocated Loan Amount (1)
Wells Fargo Center	Seattle, WA	1983 / NAP	92.8%	944,141	Fee	$310,721,015
Washington Mutual Tower(2)	Seattle, WA	1988 / NAP	96.9%	1,079,013	Cash Flow	$235,000,000
City Center Bellevue	Bellevue, WA	1986 / NAP	95.6%	465,765	Fee	$146,015,218
Sunset North	Bellevue, WA	1999 / NAP	100.0%	463,182	Fee	$147,079,871
Plaza Center	Bellevue, WA	1978 / NAP	95.8%	466,948	Fee	$119,714,340
Eastgate Office Park	Bellevue, WA	1985 / NAP	100.0%	251,088	Fee	$73,027,325
Lincoln Executive Center	Bellevue, WA	1984 / NAP	96.8%	277,672	Fee	$67,428,037
Plaza East	Bellevue, WA	1987 / NAP	91.5%	148,952	Fee	$39,668,190
Key Center	Bellevue, WA	2000 /NAP	97.9%	473,988	Leasehold	$158,278,446
Lafayette Center	Washington, DC	1980 / 1993	91.3%	711,495	Fee	$280,831,860
Market Square(3)	Washington, DC	1991 / NAP	95.4%	678,348	Pledge / Cash Flow	$417,186,336
Army and Navy Building	Washington, DC	1913 / 1987	100.0%	102,822	Fee	$50,078,133
Liberty Place	Washington, DC	1991 / NAP	99.4%	163,936	Fee	$69,399,617
Reston Town Center(4)	Reston, VA	1988 / NAP	98.3%	764,103	Cash Flow	$130,000,000
1616 North Fort Myer Drive	Arlington, VA	1975 / NAP	97.8%	294,521	Fee	$110,408,482
1300 North Seventeenth Street(4)	Arlington, VA	1980 / NAP	99.4%	380,743	Cash Flow	$75,000,000
Booz Allen Complex	McLean, VA	1980 / 2001	99.5%	731,234	Fee	$236,826,194
Polk & Taylor	Arlington, VA	1970 / 2003	100.0%	904,226	Fee	$330,436,815
American Center	Vienna, VA	1985 / NAP	94.8%	329,695	Fee	$83,594,994
11111 Sunset Hills Road	Reston, VA	2000 / NAP	100.0%	216,469	Fee	$59,305,127

(1)	For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties’ corresponding Allocated Loan Amounts. For the Cash Flow Properties, the amounts represented are the properties’ release amounts, subject to the provisions set forth in the “Release of Parcels” section below.
(2)	Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. Washington Mutual Tower is also encumbered by existing secured debt to a third party. The Beacon Seattle & DC Portfolio Loan is not secured by a mortgage on the property, but by collateral as described in “The Loan” section above. The amount represented in the Allocated Loan Amount column is the property’s release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the Beacon Seattle & DC Whole Loan up to a total of $100,000,000, as described in the “Release of Parcels” section below.
(3)	Market Square is owned in fee by a joint venture in which the borrower represents a 70% partnership interest. Market Square is also encumbered by existing secured debt to the borrower, which debt has been pledged as collateral for the Beacon Seattle & DC Portfolio Whole Loan. The Beacon Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the property. The amount represented in the Allocated Loan Amount column is the property’s release amount in connection with a release other than as a result of a sale of the property.
(4)	Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing secured debt to third parties. The Beacon Seattle & DC Portfolio Whole Loan is not secured by a mortgage on the properties. The amounts represented in the Allocated Loan Amount column are the properties’ release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the Beacon Seattle & DC Whole Loan up to a total of $100,000,000, as described in the “Release of Parcels” section below.

Percentage Leased Information(1)

Property	2000	2001	2002	2003	2004	2005	2006	Rent Roll(2)
Wells Fargo Center	97.4%	97.0%	98.4%	90.6%	83.3%	91.0%	94.7%	92.8%
Washington Mutual Tower	99.6%	99.6%	99.4%	98.7%	98.6%	98.1%	98.4%	96.9%
City Center Bellevue	95.5%	81.9%	75.7%	89.5%	94.5%	96.6%	95.9%	95.6%
Sunset North	99.9%	100.0%	100.0%	98.1%	88.0%	98.0%	100.0%	100.0%
Plaza Center	95.9%	87.9%	86.7%	81.7%	84.8%	87.6%	90.2%	95.8%
Eastgate Office Park	99.0%	97.6%	95.4%	76.5%	90.6%	92.6%	96.1%	100.0%
Lincoln Executive Center	95.7%	88.0%	86.9%	83.9%	86.1%	89.0%	90.6%	96.8%
Plaza East	97.6%	79.2%	54.2%	71.2%	70.4%	89.0%	98.6%	91.5%
Key Center	96.9%	98.8%	96.5%	99.2%	96.9%	99.5%	98.5%	97.9%
Lafayette Center	98.8%	98.0%	92.9%	92.9%	92.3%	98.4%	95.0%	91.3%
Market Square	98.1%	99.0%	99.3%	96.5%	97.5%	92.2%	94.0%	95.4%
Army and Navy Building	93.4%	85.3%	92.4%	92.6%	92.6%	94.3%	91.5%	100.0%
Liberty Place	100.0%	100.0%	100.0%	100.0%	95.9%	95.9%	100.0%	99.4%
Reston Town Center	100.0%	99.4%	92.2%	93.5%	99.2%	99.7%	97.0%	98.3%
1616 North Fort Myer Drive	100.0%	100.0%	100.0%	79.6%	93.1%	98.0%	100.0%	97.8%
1300 North Seventeenth Street	100.0%	98.5%	94.8%	82.6%	93.5%	100.0%	99.5%	99.4%
Booz Allen Complex	100.0%	99.4%	99.7%	99.9%	100.0%	100.0%	100.0%	99.5%
Polk & Taylor	100.0%	71.5%	81.0%	60.8%	79.7%	99.6%	99.9%	100.0%
American Center	96.4%	87.1%	67.5%	67.2%	73.8%	76.0%	92.9%	94.8%
11111 Sunset Hills Road	100.0%	100.0%	100.0%	84.9%	79.9%	88.1%	100.0%	100.0%

(1)	Based on CoStar.
(2)	Based on the underwritten rent roll dated April 1, 2007.

Total Gross Rent PSF Information(1)

Property	2000	2001	2002	2003	2004	2005	2006	Rent Roll(2)
Wells Fargo Center	$41.34	$40.40	$30.83	$32.75	$30.23	$27.07	$25.47	$26.31
Washington Mutual Tower	$40.53	$41.98	$34.68	$32.56	$31.94	$28.32	$28.73	$31.53
City Center Bellevue	$38.06	$34.70	$24.33	$22.88	$24.59	$27.29	$29.36	$24.15
Sunset North	$32.25	$26.80	$23.96	$22.99	$22.26	$24.38	$24.60	$26.36
Plaza Center	$32.45	$32.04	$23.91	$22.08	$23.62	$21.58	$25.76	$22.49
Eastgate Office Park	$29.09	$27.11	$22.52	$21.90	$22.72	$21.50	$23.96	$21.55
Lincoln Executive Center	$30.25	$28.66	$20.62	$19.60	$21.42	$22.64	$25.17	$22.27
Plaza East	$32.02	$29.97	$19.55	$21.37	$21.37	$22.78	$22.98	$22.17
Key Center	$24.67	$26.26	$29.55	$25.45	$26.69	$29.50	$30.19	$30.28
Lafayette Center	$33.09	$38.42	$38.16	$37.49	$37.59	$34.53	$39.91	$42.67
Market Square	$43.80	$41.43	$45.74	$47.52	$53.01	$51.09	$53.20	$54.36
Army and Navy Building	$39.76	$36.92	$39.52	$44.00	$44.73	$45.82	$50.47	$49.66
Liberty Place	$44.33	$45.00	$0.00	$0.00	$49.00	$47.75	$49.31	$54.27
Reston Town Center	$28.81	$38.14	$30.71	$27.15	$29.79	$36.69	$41.28	$39.49
1616 North Fort Myer Drive	$0.00	$0.00	$27.75	$28.33	$28.83	$34.03	$36.00	$30.48
1300 North Seventeenth Street	$27.04	$27.60	$26.74	$29.10	$31.19	$32.00	$29.08	$33.33
Booz Allen Complex	$0.00	$24.48	$21.68	$19.84	$42.50	$42.50	$0.00	$32.79
Polk & Taylor	$0.00	$0.00	$0.00	$30.78	$30.78	$30.78	$30.00	$30.04
American Center	$32.54	$33.06	$26.11	$24.77	$24.29	$27.66	$32.66	$28.81
11111 Sunset Hills Road	$27.91	$0.00	$23.00	$23.00	$23.00	$26.38	$30.70	$26.73

(1)	Based on CoStar.
(2)	Based on the underwritten rent roll dated April 1, 2007.

Net Operating Income

Property	2001	2002	2003	2004	2005
Washington Mutual Tower(1)	$15,653,359	$15,708,846	$16,537,073	$16,488,332	$16,274,293
Market Square(2)	$22,391,620	$24,703,280	$23,708,640	$23,025,123	$20,808,432
Reston Town Center(3)	$18,269,923	$19,016,596	$16,708,954	$19,786,226	$20,712,822
1300 North Seventeenth Street(4)	$7,544,643	$7,042,444	$6,893,756	$6,638,448	$8,580,337

(1)	Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a 62.8% pro rata portion) on approximately $79,250,000 of existing secured debt to third parties ($49,769,000 based on a 62.8% pro rata portion).
(2)	Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and 30% to a non-affiliate, as described in the “Market Square Joint Venture” section.
(3)	Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.
(4)	Represents the Net Operating Income of the 1300 North Seventeenth Street property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

Net Operating Income

Property	1Q 2006	1Q 2007	TTM 10/06	2006	TTM 03/07	U/W
Wells Fargo Center	$4,226,437	$3,823,528	$15,474,857	$14,736,945	$14,334,036	$19,770,003
Washington Mutual Tower(1)	$4,327,781	$3,196,469	$17,004,496	$15,919,520	$14,788,209	$16,078,102
City Center Bellevue	$3,509,664	$2,043,796	$10,562,260	$10,221,829	$8,755,961	$9,856,098
Sunset North	$2,267,063	$2,153,086	$8,575,097	$8,819,911	$8,705,934	$9,235,154
Plaza Center	$1,481,715	$1,976,353	$6,834,261	$6,508,781	$7,003,419	$9,187,329
Eastgate Office Park	$757,101	$834,861	$2,887,632	$3,016,207	$3,093,967	$4,004,538
Lincoln Executive Center	$966,130	$922,832	$3,183,144	$3,523,447	$3,480,149	$4,360,093
Plaza East	$392,372	$507,342	$2,153,661	$2,237,310	$2,352,280	$2,618,950
Key Center	$2,549,048	$2,806,179	$9,838,198	$10,992,380	$11,249,511	$11,838,738
Lafayette Center	$4,266,839	$4,040,525	$16,104,255	$15,594,015	$15,367,700	$18,268,793
Market Square(2)	$4,862,203	$6,140,006	$19,364,825	$18,729,016	$20,006,818	$26,180,226
Army and Navy Building	$403,192	$675,478	$2,900,420	$2,495,189	$2,767,475	$2,578,741
Liberty Place	$922,440	$1,081,290	$4,327,320	$4,618,507	$4,777,357	$5,531,542
Reston Town Center(3)	$5,011,711	$5,310,612	$21,711,497	$21,366,057	$21,664,959	$21,769,534
1616 North Fort Myer Drive	$1,608,930	$969,419	$4,633,934	$4,865,953	$4,226,442	$7,701,606
1300 North Seventeenth Street(4)	$2,366,966	$2,346,056	$9,108,594	$9,069,143	$9,048,233	$11,226,415
Booz Allen Complex	$3,946,806	$3,929,315	$15,405,541	$15,448,290	$15,430,798	$16,623,006
Polk & Taylor	$5,232,204	$5,448,565	$20,383,775	$20,794,628	$21,010,989	$23,524,092
American Center	$642,333	$1,280,969	$3,739,160	$3,823,597	$4,462,232	$7,266,746
11111 Sunset Hills Road	$674,461	$756,493	$3,554,775	$3,296,475	$3,378,506	$4,667,430

Total/Weighted Average	$50,415,397	$50,243,174	$197,747,703	$196,077,199	$195,904,976	$232,287,136

(1)	Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a 62.8% pro rata portion) on approximately $79,250,000 of existing secured debt ($49,769,000 based on a 62.8% pro rata portion) to third parties.
(2)	Represents a 100% interest in the Market Square property, prior to payment of debt service on existing secured debt to the borrower, and prior to disbursement of 70% of cash flows after debt service to the borrower, and 30% to a non-affiliate, as described in the “Market Square Joint Venture” section above.
(3)	Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing secured debt to third parties.
(4)	Represents the Net Operating Income of the 1300 North Seventeenth Street property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing secured debt to third parties.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the “Non-Provided Information”). The financial information with respect to such borrowers or the related properties set forth in the “Net Operating Income” table herein (other than under “U/W”) and under “Market Square Associates” was provided by the Beacon Seattle & DC Portfolio Borrower. The Beacon Seattle & DC Portfolio Borrower did not own the Beacon Seattle & DC Portfolio Properties during the foregoing periods. The Beacon Seattle & DC Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon Seattle & DC Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, “EOP/Blackstone”). The Depositor and its affiliates are not affiliated with the Beacon Seattle & DC Portfolio Borrower or EOP/Blackstone and the Beacon Seattle & DC Portfolio Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the Non-Provided Information from the Beacon Seattle & DC Portfolio Borrower and has requested that the Beacon Seattle & DC Portfolio Borrower request the information from EOP/Blackstone. The Beacon Seattle & DC Portfolio Borrower has informed the Depositor that the Beacon Seattle & DC Portfolio Borrower does not possess the Non-Provided Information, and that EOP/Blackstone has informed the Beacon Seattle & DC Portfolio Borrower that either EOP/Blackstone does not possess the Non-Provided Information or the Non-Provided Information has not been located.

Financial Information

	Full Year (12/31/2004)		Full Year (12/31/2005)		TTM 10/31/2006(1)		Underwritten
Effective Gross Income	$290,368,776		$309,548,688		$327,007,471		$354,117,597
Total Expenses	$99,953,705		$110,185,456		$119,187,041		$112,306,489
Net Op. Income (NOI) (1)(2)	$180,327,374		$189,399,017		$197,747,703		$232,287,136
Net Cash Flow (NCF) (1)	$180,327,374		$189,399,017		$197,747,703		$217,631,011
DSCR on NOI (3)(4)	1.08	x	1.14	x	1.20	x	1.43	x
DSCR on CF (3)(4)	1.08	x	1.14	x	1.20	x	1.33	x

(1)	All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington Mutual Tower. The related borrower did not grant a mortgage on, and does not have a 100% ownership interest in the Market Square property, as more fully set forth in the “Market Square Joint Venture” section above. Including approximately $19,245,124 in interest expense to service existing secured debt to third parties on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,010,561 and $198,385,887 respectively. If the Cash Flow Properties were released, U/W Net Operating Income and U/W Net Cash Flow would be $183,213,085 and $171,617,524 respectively.
(2)	Net Operating Income for the year ended December 31, 2006 and for the trailing-12 month period ended March 31, 2007 was set forth previously in the Net Operating Income tables.
(3)	All DSCR numbers reflect the cash flows attributable to a 62.8% ownership interest in Washington Mutual Tower and take into account the existing debt service required to be paid to third parties with regard to the Cash Flow Properties.
(4)	Assuming the Cash Flow Properties were released, and as a result, the Beacon Seattle & DC Portfolio Whole Loan was paid down by $100,000,000, the corresponding DSCR would be 1.19x for the Note A-5 and 1.12x for the Beacon Seattle & DC Portfolio Whole Loan.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRA	% of Portfolio NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Booz Allen Hamilton	—/—/—	714,237	7%	$21,376,474	8%	29.93	Various(2)
GSA – Department of Defense	AAA/Aaa/AAA	554,294	6%	$17,854,320	6%	32.21	Various(3)
Polk GSA	AAA/Aaa/AAA	354,909	4%	$8,956,668	3%	25.24	Various(4)
Perkins Coie	—/—/—	285,716	3%	$8,868,398	3%	31.04	Various(5)
Expedia	—/Baa3/BBB-	265,713	3%	$3,970,211	1%	14.94	09/30/2009
Wells Fargo Bank NA	AA/Aa1/AA+	214,662	2%	$5,861,101	2%	27.30	Various(6)
Washington Mutual Bank	A/A2/A-	191,758	2%	$6,568,730	2%	34.26	Various(7)
Davis Wright Tremaine	—/—/—	169,533	2%	$4,407,858	2%	26.00	12/31/2018
XO Communications	—/—/—	167,495	2%	$4,304,628	2%	25.70	11/30/2007
Commodity Future	—/—/—	161,785	2%	$7,018,452	3%	43.38	09/30/2015

Total/Weighted Average		3,080,102	31%	$89,186,840	32%	$28.96

Other Tenants	Various	6,458,372	66%	$190,938,436	68%	$29.56	Various
Vacant Space	NAP	309,867	3%	$0	0%	$0.00	NAP

Total/Weighted Average		9,848,341	100%	$280,125,276	100%	$29.37

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	For Booz Allen Hamilton, 408,591 SF expire on December 31, 2010, 180,000 SF expire on January 31, 2012 and 125,646 SF expire on June 30, 2014.
(3)	For the GSA — Department of Defense, 4,977 SF expire on July 31, 2007, 524,867 SF expire on April 30, 2008 and 24,450 SF expire on November 30, 2009.
(4)	For the Polk GSA, 41,410 SF expire on May 31, 2009, 60,380 SF expire on February 28, 2010, 46,163 SF expire on August 31, 2010, 76,332 SF expire on March 31, 2014 and 130,624 SF expire on March 31, 2015.
(5)	For Perkins Coie, 10,546 SF expire on July 31, 2011, 272,046 SF expire on December 31, 2011 and 3,124 SF expire on December 31, 2035.
(6)	For Wells Fargo Bank NA, 59,544 SF expire on February 29, 2008, 128,421 SF expire on September 30, 2008, 2,515 SF expire on November 30, 2008, 1,913 SF expire on November 30, 2009, 7,018 SF expire on November 30, 2010, 15,075 SF expire on March 31, 2011 and 176 SF expire on December 31, 2035.
(7)	For Washington Mutual Bank, 3,569 SF expire on May 31, 2008, 7,086 SF expire on February 28, 2010 and 181,103 SF expire on December 31, 2010.

Summary of Significant Tenants. The four largest tenants, representing 19.4% of the total net rentable square feet, are:

Booz Allen Hamilton (not rated) occupies 714,237 square feet (7.3% of total square feet, 7.6% of income under numerous leases expiring between 2010 and 2014. The leases provide for underwritten base rents ranging from $24.67 per square foot to $36.75 per square foot with a weighted average of $29.93 per square foot. As one of the world’s leading management consulting firms, Booz Allen Hamilton provides strategy and technology consulting services worldwide. They provide services to the world’s leading corporations, government and other public agencies, emerging growth companies, and institutions, specializing in strategy and leadership, organization and change management, operations, innovation, sales and marketing and information technology. Booz Allen was founded in 1914 by Edwin Booz, and the company now has more than 19,000 employees in six continents. In their fiscal year 2006, Booz Allen Hamilton recorded record sales of more than $3.7 billion, up from approximately $3.3 billion in the previous year.

GSA – Department of Defense (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) occupies 554,294 square feet (5.6% of total square feet, 6.4% of income) under several leases expiring between 2007 and 2009. The leases provide for base rents ranging from $22.00 per square foot to $33.15 per square foot, with a weighted average of $32.21 per square foot. Of the total square footage which the GSA – Department of Defense occupies within the Beacon Seattle & DC Portfolio, 99% is located at the Polk & Taylor Building in Arlington, Virginia due to its proximity to the Pentagon.

Polk GSA (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) occupies numerous spaces containing 354,909 square feet (3.6% of total square feet and 3.2% of income) under leases expiring between 2009 and 2014. The leases provide for base rents ranging from $22.65 per square foot to $26.65 per square foot, with a weighted average of $25.24 per square foot. All of the space occupied by Polk GSA is located at the Polk & Taylor Building in Arlington, Virginia due to its proximity to the Pentagon.

Perkins Coie (not rated) occupies several spaces containing 285,716 square feet (2.9% of square feet, 3.2% of income) under leases expiring between 2011 and 2035. The leases provide for base rents ranging from $23.85 per square foot to $43.00 per square foot, with a weighted average of $31.04 per square foot. The Perkins Coie law firm was founded in 1912, and now consists of more than 600 lawyers in 15 offices throughout the United States and China. Perkins Coie offers a broad range of services, but focuses primarily on litigation, corporate finance, intellectual property, real estate and labor and employment.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	309,867	3%	309,867	3%	$0.00
MTM	—	—	—	309,867	3%	$0.00
2007	115	651,151	7%	961,018	10%	$27.23
2008	152	1,412,975	14%	2,373,993	24%	$30.81
2009	163	1,251,256	13%	3,625,249	37%	$25.73
2010	187	1,716,954	17%	5,342,203	54%	$26.94
2011	132	1,030,943	10%	6,373,146	65%	$31.58
2012	75	683,791	7%	7,056,937	72%	$29.11
2013	74	719,205	7%	7,776,142	79%	$27.36
2014	64	690,402	7%	8,466,544	86%	$30.59
2015	57	791,731	8%	9,258,275	94%	$33.90
2016	30	358,770	4%	9,617,045	98%	$41.76
Thereafter	48	231,296	2%	9,848,341	100%	$23.09

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Beacon Seattle & DC Portfolio Properties are managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

Additional Indebtedness. The combined Beacon Seattle & DC Portfolio Note A-4 (not included in the Trust), Beacon Seattle & DC Portfolio Note A-5, and Beacon Seattle & DC Portfolio Note B-1 (not included in the Trust) represent a 34.667% pari passu interest in the $2,700,000,000 Beacon Seattle & DC Portfolio Whole Loan. The pari passu interests in the Beacon Seattle & DC Portfolio Whole Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I Inc. Series 2007-IQ14 transaction. In addition, the Cash Flow Properties are currently encumbered by $339,177,299 of existing secured debt to third parties.

Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April 10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers and are subject to an intercreditor agreement with the holders of the Beacon Seattle & DC Whole Loan.

Release of Parcels. The Beacon Seattle & DC Portfolio Whole Loan permits partial releases of the Portfolio Properties in whole or in part subject to the satisfaction of certain conditions including but not limited to the following. If the DSCR for the Beacon Seattle & DC Portfolio Whole Loan (based on actual net operating income, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment or defeasance of the greater of (i) 75% of net sales proceeds and (ii) 100% of applicable allocated loan amount, provided that after such release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such release.

The Beacon Seattle & DC Portfolio Whole Loan plus the mezzanine loans (“Beacon Seattle & DC Portfolio Indebtedness”) permits partial releases of the Cash Flow Properties (a) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii) $75,000,000 for 1300 North Seventeenth Street and (b) provided that after such release, the DSCR for the Beacon Seattle & DC Portfolio Indebtedness (based on actual net operating income, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to 1.07x. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the Beacon Seattle & DC Portfolio Whole Loan has been prepaid in the total amount of $100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

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Mortgage Loan No. 2 — 32 Sixth Avenue

Mortgage Loan No. 2 — 32 Sixth Avenue

32 Sixth Avenue
32 Sixth Avenue
New York, NY 10013
West Village
Greenwich Village
St Vincent's Hospital Manhattan
Grace Church
Washington Arch
Washington Square
New York Univ.
Sheridan Square
Hudson Park
New Mus. of Contemporary Art
Alternative Mus.
Soho
NYC Fire Museum
Holland Tunnel
Little Italy
Lower East Side
Seward Park
Hudson Square
Tribeca
U.S. Court House
Chinatown
City Hall
Woolworth Bldg.
Pace Univ.
World Trade Center Site
World Financial Center
Federal Reserve Bank
Financial District
Trinity Church
Battery Park City
Battery Park
Brooklyn Battery Tunnel
South St Seaport
Pier 17
Hudson River
East River
Brooklyn
Brooklyn Bridge
Manhattan Bridge
East River Park
FDR Drive
Canal St
W Houston St
Kenmare St
Grand St
Vesey St
Worth St
Broadway
West Broadway
Varick St
Hudson St
Greenwich St
West St
Church St
Bowery
Lafayette St
Centre St
East Broadway
Water St
South St
Pearl St
St James Pl
Trinity Pl
State St
Battery Pl
5th Ave
4th Ave
3rd Ave
6th Ave
7th Ave South
Greenwich Ave
78
9A
278
New Jersey
New York
Yonkers
Newark
Jersey City
Brooklyn
Queens
Atlantic Ocean

Mortgage Loan No. 2 — 32 Sixth Avenue

Loan Information			Property Information
Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP
Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset
Original Balance: (1)	$320,000,000		Property Type:	Office
Cut-off Date Balance: (1)	$320,000,000		Property Sub-type:	Urban
First Payment Date:	05/05/2007		Location:	New York, NY
Interest Rate:	5.64800%		Year Built/Renovated:	1932 / 2000
Amortization Term:	Months 1-60: Interest Only Months 61-120: 360 months		Percent Leased (As of):	94.7% (03/01/2007)
			Net Rentable Area:	1,144,489
ARD:	No		The Collateral:	A 28-story urban office building in New York, NY
Anticipated Repayment Date:	NAP
Maturity Date:	04/05/2017		Ownership Interest:	Fee
Expected Maturity Balance: (1)	$298,306,271
Sponsors:	Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson, William C. Rudin, Katherine L. Rudin		Property Management:	Rudin Management Co., Inc.
Interest Calculation:	Actual/360
Call Protection:	48-payment lockout from the first payment date, with the greater of 1% or yield maintenance for the following 69 payments, and open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$21,015,788 (TTM 12/31/2004)
			2nd Most Recent NOI (As of):	$22,775,258 (TTM 12/31/2005)
Cut-off Date Balance per SF: (1)	$314.55		Most Recent NOI (As of):	$25,683,455 (TTM 12/31/2006)
			U/W Net Op. Income: (6)	$32,828,876
Up-front Reserves:	TI/LC: (2)(3)	$15,719,720	U/W Net Cash Flow:	$31,015,735
	Other: (4)	$6,000,000	U/W Occupancy:	94.1%
			Appraised Value (As of):	$535,000,000 (01/24/2007)
Ongoing Reserves:	RE Taxes: (5)	Springing	Cut-off Date LTV Ratio: (1)	67.3%
	Insurance: (5)	Springing	LTV Ratio at Maturity: (1)	62.7%
			U/W DSCR: (1)	1.50x
Lockbox:	Hard		U/W DSCR Post IO: (1)	1.24x

(1)	The $320,000,000 pooled mortgage loan represents an 88.9% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. Note A-2 is not included in the Trust. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $360,000,000 financing.
(2)	The borrower deposited $9,719,720 into a current lease obligations reserve in connection with (i) the remaining leasing costs and leasing commission obligations under existing leases at the property as of the origination date, including, without limitation, under the AMFM Operating, Inc. (“AMFM”) lease, and (ii) free rent under the AMFM lease (collectively, the “Current Lease Obligations”). Provided that no event of default under the loan is continuing, the current lease obligations reserve funds will be released to reimburse borrower for Current Lease Obligations incurred by the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(3)	The borrower deposited $6,000,000 into an identified rollover space reserve in connection with the space currently leased to AT&T under a lease consisting of 215,324 SF (the “Identified Rollover Space”). Provided no event of default under the loan is continuing, all or portions of the funds in this reserve will be disbursed to the borrower as follows: (i) in the event the AT&T lease is renewed for a term of at least 10 years and at market rental rates, all of the funds in this reserve then being held by lender will be released to the borrower, (ii) in the event that the AT&T lease is not renewed in accordance with the requirements set forth in clause (i) above, upon the borrower’s entering into replacement leases covering all or portions of the Identified Rollover Space (including, without limitation, any renewal lease with AT&T for a renewal term of at least 10 years), the funds in this reserve in an amount equal to the actual leasing costs (including, without limitation, free rent) and leasing commissions incurred by the borrower in connection with such replacement lease up to a cap of $30/SF will be released to the borrower, and (iii) if at any time the borrower has entered into new leases covering all but 40,000 SF of the Identified Rollover Space, all of the remaining funds in this reserve then being held by lender will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(4)	The borrower deposited $6,000,000 into a vacant space reserve to be used to pay for anticipated future leasing costs and leasing commissions associated with space remaining to be leased at the property as of the origination date. So long as no event of default under the loan is continuing, in the event the borrower enters into new leases covering all but 20,000 SF of the vacant space, all of the remaining funds in this reserve then being held will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.
(5)	Real estate taxes and insurance reserves will spring if (i) an event of default under the loan occurs, or (ii) the DSCR for each of the two immediately preceding calendar quarters was less than 1.10x until such time as the DSCR equals or exceeds 1.15x for two consecutive quarters and no event of default under the loan exists, subject however to the borrower’s right to provide cash collateral to supplement net operating income when calculating the DSCR.
(6)	The increase in U/W Net Op. Income from the Most Recent NOI (TTM 12/31/2006) is primarily attributed to recent leasing activity at the property. Three new leases, representing 14% of the total NRA and 14% of the total annualized underwritten base rent, have been signed since October 2006.

The 32 Sixth Avenue Loan.

The Loan. The second largest loan (the “32 Sixth Avenue Loan”) is a $320,000,000 portion of a first mortgage loan secured by the borrower’s fee interest in a 28-story, 1,144,489 square foot office building located in New York, New York (the “32 Sixth Avenue Property”). The first mortgage loan of $360,000,000 (the “32 Sixth Avenue Whole Loan”) was split into a $320,000,000 A-1 pari passu note (“Note A-1”) and a $40,000,000 A-2 pari passu note (“Note A-2”). Note A-1 will be included in the Trust. Note A-2 is not included in the Trust, and has the same interest rate, maturity date and amortization as the 32 Sixth Avenue Loan. Note A-2 is currently held by PMCF or an affiliate thereof.

The Borrower. The borrower, 32 Sixth Avenue Company LLC, is a Delaware limited liability company (the “32 Sixth Avenue Borrower”) and is a single purpose entity that owns no material assets other than the 32 Sixth Avenue Property and related interests. The sole member of the 32 Sixth Avenue Borrower is a single member Delaware limited liability company that is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors of the 32 Sixth Avenue Loan are members of the Rudin family: Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson, William C. Rudin and Katherine L. Rudin. The Rudin organization is a family-run, private company, with more than 70 years of experience owning and operating commercial real estate in New York City.

The Property. The 32 Sixth Avenue Property is a 28-story office building containing approximately 1,144,489 rentable square feet, and occupies the entire city block bounded by the Avenue of the Americas (Sixth Avenue), Church Street, Walker Street, and Lispenard Street in New York City. The building consists of 32,797 square feet of grade-level space, 1,106,573 square feet of office/telecom space (approximately 65% office and 35% telecom), and 5,119 square feet of rentable space in the basement and sub-basement levels. The general office space and dedicated telecom space are intermingled throughout the building, and a large portion of the building is leased to tenants occupying full floors. In addition, the 32 Sixth Avenue Property contains 27,328 square feet (2% of total NRA) of meet-me-room or hub space (also known as the Hub at 32 Sixth), where lines from different telecommunication carriers and network service providers can meet to cross-connect and access multiple data networks from one location. As of March 1, 2007, the 32 Sixth Avenue Property was approximately 94.7% leased by 23 tenants. Originally constructed in 1932 as the headquarters for AT&T, the building was sold by AT&T to the Rudin family in 1999. Since acquiring the 32 Sixth Avenue Property, the Rudins have invested approximately $92 million in building upgrades, which positioned the building for office and telecommunications/technology tenants.

More specific information about the 32 Sixth Avenue Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA (2)	% of NRA (3)	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
AT&T Corporation	A/A2/A	215,324	19%	$6,685,002	17%	$31.05	07/31/2010
Qwest Communications Corporation	BB+/Ba3/BB	166,034	15%	$7,570,523	19%	$45.60	08/31/2020
AMFM Operating, Inc.	BB-/Baa3/B+	121,356	11%	$4,272,864	11%	$35.21	09/30/2022
MCI Metro Access Transmission Services	A+/A3/A	104,373	9%	$3,879,158	10%	$37.17	09/30/2015
Syndicate of the Press/Univ. of Cambridge	—/—/—	64,256	6%	$1,867,524	5%	$29.06	01/31/2022
VSNL Telecommunications (US) Inc.	—/—/—	60,759	5%	$4,059,246	10%	$66.81	04/30/2016
Bartle Bogle Hegarty LLC	—/—/—	43,030	4%	$1,322,255	3%	$30.73	11/30/2021
T-Mobile USA, Inc.	—/—/—	40,382	4%	$1,460,834	4%	$36.18	12/31/2018
Bell Canada	BBB+/Baa2/A-	39,111	3%	$1,858,596	5%	$47.52	04/30/2016
T-Systems, Inc.	A-/A3/A-	36,178	3%	$1,343,450	3%	$37.13	01/31/2015

Total/Weighted Average		890,803	78%	$34,319,452	86%	$38.53

Other Tenants	Various	165,678	14%	$5,653,183	14%	$34.12	Various
Vacant Space	NAP	60,680	5%	$0	0%	$0.00	NAP

Total/Weighted Average		1,117,161	98%	$39,972,635	100%	$37.84

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to 2022.
(3)	The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

Lease Rollover Schedule (1) (2)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring (3)	Cumulative Total SF Expiring	Cumulative % of SF Expiring (3)	Average U/W Base Rent per SF Expiring
Vacant	—	60,680	5%	60,680	5%	—
MTM	1	1,230	0%	61,910	5%	$23.93
2007	—	—	0%	61,910	5%	—
2008	1	1,100	0%	63,010	6%	$38.36
2009	—	—	0%	63,010	6%	—
2010	1	215,324	19%	278,334	24%	$31.05
2011	—	—	0%	278,334	24%	—
2012	—	—	0%	278,334	24%	—
2013	1	17,170	2%	295,504	26%	$30.50
2014	—	—	0%	295,504	26%	—
2015	4	153,931	13%	449,435	39%	$38.11
2016	4	117,426	10%	566,861	50%	$54.84
Thereafter	11	550,300	48%	1,117,161	98%	$37.05

(1)	The information in the table is based on the underwritten rent roll.
(2)	Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to 2022.
(3)	The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

Property Management. The 32 Sixth Avenue Property is managed by Rudin Management Co., Inc., an affiliate of the 32 Sixth Avenue Borrower.

Additional Indebtedness. Note A-2 (not included in the Trust) represents an 11.1% pari passu interest in the 32 Sixth Avenue Whole Loan. The pari passu interests in the 32 Sixth Avenue Whole Loan are governed by an intercreditor agreement.

The 32 Sixth Avenue Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000 in the aggregate. Additionally, mezzanine financing secured by direct or indirect equity interests in the 32 Sixth Avenue Borrower (other than those of its single purpose member) in an amount up to $10,000,000 is permitted on a one-time only basis, provided that (i) the DSCR of the 32 Sixth Avenue Whole Loan is at least 1.35x and the combined DSCR, inclusive of the entire 32 Sixth Avenue Whole Loan and the proposed mezzanine debt, is at least 1.25x and (ii) the lender has received written confirmation from each of the rating agencies then rating the series 2007-PWR16 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series 2007-PWR16 certificates.

Ground Lease. None.

Release of Parcels. Not allowed.

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Mortgage Loan No. 3 — The Mall at Prince Georges

Mortgage Loan No. 3 — The Mall at Prince Georges

The Mall at Prince Georges
3500 East West Highway
Hyattsville, MD 20782
Washington D.C.
Rockville
Wheaton
Silver Spring
Bethesda
Arlington
Alexandria
Annandale
McLean
Tysons Corner
Beltsville
Greenbelt
College Park
Landover
Suitland
VIRGINIA
MARYLAND
Olney
Sandy Spring
Woodlawn Park
Aspen Hill
Northwest Branch Park
Bonifant Rd
Upper Paint Branch Park
Colesville
Fairland Rd
Randolph Rd
MONTGOMERY COUNTY
Calverton
White Oak
Glenmont Shopping Center
Wheaton Regional Park
Wheaton
Arcola Ave
Kemp Mill Estates
White Oak Shopping Center
FDA Headquarters (under construction)
Cherry Hill Rd
Westfield Shoppingtown Wheaton
Plyers Mill Rd
Georgia Ave
Kensington
Beltsville
Holy Cross Hospital
Capital Beltway
Northwest Branch Park
Adelphi
New Hampshire Ave
Washington Dulles Intl. Airport 24 miles
Silver Spring
Georgian Towers
World Headquarters Discovery Communications Inc
Langley Park
Comcast Center
College Park
Greenbelt
Beltway Plaza
UNIVERSITY OF MARYLAND
Byrd Stadium
Indian Creek Park
Chevy Chase
MARYLAND
Washington Adventist Hospital
University Blvd
Western Ave
Walter Reed Army Med. Center
PRINCE GEORGE'S COUNTY
Greenbelt Park
Takoma Park
Chillum
East-West Hwy
Riverdale Park
Military Rd NW
16th St NW
Georgia Ave NW
New Hampshire Ave NW
Nebraska Ave NW
Rock Creek Park
Hyattsville
Magruder Park
Fletchers Field Park
Washington DC
Bladensburg
Providence Hospital
UNIV. OF DC
Connecticut Ave NW
Wisconsin Ave NW
Us Soldiers & Airmens Home
CATHOLIC UNIVERSITY
Brentwood
National Zoological Park
National Zoo
Children's Natl. Med. Center
Veterans Affairs Med. Center
Rhode Island Ave NE
Bladensburg Rd
Prince George's Hospital
Massachusetts Ave NW
Naval Observatory
HOWARD UNIVERSITY
Howard Univ. Hospital
Cheverly
GEORGETOWN UNIVERSITY
Georgetown
New York Ave NE
GALLAUDET UNIVERSITY
National Arboretum
Reagan Natl. Airport 12 miles

Mortgage Loan No. 3 — The Mall at Prince Georges

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance:	$150,000,000		Property Type:	Retail

Cut-off Date Balance:	$150,000,000		Property Sub-type:	Anchored

First Payment Date:	07/01/2007		Location:	Hyattsville, MD

Interest Rate:	5.51300%		Year Built/Renovated:	1959 / 2004

Amortization Term:	Interest Only		Percent Leased (As of):	97.0% (04/30/2007)

ARD:	No		Net Rentable Area:	920,801

Anticipated Repayment Date:	NAP		The Collateral:	A regional shopping center located in Hyattsville, MD

Maturity Date:	06/01/2017

Expected Maturity Balance:	$150,000,000		Ownership Interest:	Fee

Sponsor:	PREIT Associates, L.P.

Interest Calculation:	Actual/360		Property Management:	PREIT Services LLC

Call Protection:	24-payment lockout from the first payment date, with U.S. government securities defeasance for the following 92 payments, and open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$9,923,280 (TTM 12/31/2004)

Cut-off Date Balance per SF:	$162.90		2nd Most Recent NOI (As of):	$10,655,751 (TTM 12/31/2005)

			Most Recent NOI (As of):	$11,462,436 (TTM 12/31/2006)

Up-front Reserves:	None		U/W Net Op. Income:	$12,366,434

			U/W Net Cash Flow:	$11,778,459

Ongoing Reserves:	RE Taxes: (1)	Springing	U/W Occupancy:	97.0%

	Insurance: (1)	Springing	Appraised Value (As of):	$190,000,000 (04/03/2007)

	Replacement: (1)	Springing	Cut-off Date LTV Ratio:	78.9%

	TI/LC: (1)	Springing	LTV Ratio at Maturity:	78.9%

			U/W DSCR:	1.40x

Lockbox:	Springing Hard (1)		U/W DSCR Post IO:	NAP

(1)	Ongoing reserves and hard lockbox are required following the occurrence of any of the following events: (i) a default occurs under the loan; (ii) any of the Target space, the J.C. Penney space or the Federated Department Stores, Inc. space goes dark and the DSCR falls below 1.10x on an interest only basis, and (iii) in the event DSCR falls below 1.05x on an interest only basis.

The Mall at Prince Georges Loan.

The Loan. The third largest loan (the “Mall at Prince Georges Loan”) is a $150,000,000 mortgage loan that is secured by a first priority Indemnity Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) on PR Prince Georges Plaza LLC’s fee interest in a regional shopping center containing 920,801 square feet known as the Mall at Prince Georges, which is located in Hyattsville, Maryland (the “Mall at Prince Georges Property”).

The Borrower. The borrower, PR Hyattsville LLC (the “Mall at Prince Georges Borrower”), and/or its sole owner and loan guarantor, PR Prince George’s Plaza LLC, own no material assets other than the Mall at Prince Georges Property and related ownership interests. The Mall at Prince Georges Borrower is a Delaware limited liability company with an independent director. A non-consolidation opinion was delivered at origination. The borrower and loan guarantor are indirectly wholly owned by Pennsylvania Real Estate Investment Trust (“PREIT”). PREIT was founded in 1960 and focuses on investing in retail shopping malls and power centers primarily located in the mid-Atlantic region and the eastern United States. Currently PREIT’s portfolio consists of 56 retail properties, including 38 shopping malls and 11 strip malls and power retail centers. PREIT is headquartered in Philadelphia, Pennsylvania, and reports total real estate assets of $3.1 billion and total shareholder equity of $929 million as of December 31, 2006.

The Property. The Mall at Prince Georges Property consists of a regional shopping center containing 920,801 square feet of net rentable area in 6, single-story buildings. Included in the net rentable area are 5 pad leases totaling 33,966 square feet. The Mall at Prince Georges Property was originally constructed in 1959 as an open-air center, and was enclosed in 1977. The mall was expanded in 2004 when the Target store was completed, then further expanded in 2006 when Marshalls and Ross stores were added. The Mall at Prince Georges Property is situated on 51.8 acres of land and parking is provided for 2,967 vehicles (3.2/1,000 square feet). The Mall at Prince Georges Property is located in Hyattsville, Prince George’s County, Maryland, which is in the northern portion of the Washington DC MSA, and approximately nine miles from Washington D.C.’s CBD. Local access to the Mall at Prince Georges Property is provided by Baltimore Avenue (US-1) located one mile from the Mall at Prince Georges Property and the Capital Beltway (I-495 and I-95) provides regional access about five miles from the Mall at Prince Georges Property. The Mall at Prince Georges Property is connected by a pedestrian overpass to an adjacent transit station providing access throughout the District of Columbia via rail and bus service.

More specific information about the Mall at Prince Georges Property is set forth in the tables below:

Anchor	Parent Company	Credit Rating of Parent Company (1) (Fitch/Moody’s/S&P)	NRA	Collateral Interest
Macy’s	Federated Department Stores, Inc.	BBB/Baa2/BBB	195,655	Yes
J.C. Penney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	148,778	Yes
Target	Target Corporation	A+/A1/A+	135,186	Yes

Total			479,619

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Macy’s	BBB/Baa2/BBB	195,655	21%	$215,431	2%	$1.10	10/31/2008
J.C. Penney	BBB/Baa3/BBB-	148,778	16%	$200,000	2%	$1.34	07/31/2011
Target	A+/A1/A+	135,186	15%	$300,000	3%	$2.22	01/31/2010
Marshalls	—/A3/A	35,000	4%	$350,000	3%	$10.00	09/30/2016
Ross	—/—/BBB	30,000	3%	$312,983	3%	$10.43	01/31/2018
Old Navy	BB+/Ba1/BB+	24,604	3%	$270,644	2%	$11.00	08/31/2010
Office Depot	—/Baa3/BBB-	20,480	2%	$409,600	4%	$20.00	01/31/2015

Total/Weighted Average		589,703	64%	$2,058,658	18%	$3.49

Other Tenants	Various	303,176	33%	$9,275,858	82%	$30.60	Various
Vacant Space	NAP	27,922	3%	$0	0%	$0.00	NAP

Total/Weighted Average		920,801	100%	$11,334,516	100%	$12.69

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	27,922	3%	27,922	3%	—
2007	15	33,752	4%	61,674	7%	$32.45
2008	11	214,737	23%	276,411	30%	$4.99
2009	10	16,478	2%	292,889	32%	$39.65
2010	13	176,555	19%	469,444	51%	$7.37
2011	29	232,355	25%	701,799	76%	$10.06
2012	11	40,243	4%	742,042	81%	$23.74
2013	6	3,949	0%	745,991	81%	$63.12
2014	4	10,128	1%	756,119	82%	$43.33
2015	5	39,070	4%	795,189	86%	$22.95
2016	9	66,122	7%	861,311	94%	$15.68
Thereafter	9	59,490	6%	920,801	100%	$21.80

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Mall at Prince Georges Property is managed by PREIT Services LLC, which is an affiliate of the Mall at Prince Georges Borrower.

Additional Indebtedness. Not allowed.

Ground Lease. None.

Release of Parcels. The Mall at Prince Georges Borrower, may at any time, obtain the release of the five leased pad sites and two unimproved pad sites, none of which were assigned material value for underwriting purposes, in connection with sales to unaffiliated third-party purchasers. In connection with any such release, the proceeds of the sale of the relevant out-parcel, net of approved closing costs, will be deposited into a reserve and held as additional collateral. In each case, such a release is subject to certain conditions including but not limited to: (i) no default exists beyond any applicable notice and grace periods, (ii) the borrower must pay all reasonable costs and expenses associated with the release, (iii) after giving effect to the release, the DSCR must be greater than the greater of (A) the DSCR immediately prior to the release and (B) 1.30x, (iv) after giving effect to the release, the LTV ratio must not exceed the lesser of (A) the LTV ratio immediately prior to the release and (B) 78.9%.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Kalahari Waterpark Resort
1305 Kalahari Drive
Wisconsin Dells, WI 53965
Plainville
Wisconsin River
ADAMS COUNTY
JUNEAU COUNTY
COLUMBIA COUNTY
SAUK COUNTY
Wisconsin Dells
Lake Delton
Rocky Arbor State Park
Timber Falls Adventure Park
Broadway
Riverview Park and Waterworld
Wisconsin Deer Park
Mt. Olympus Theme Park
Indian Effigy Mounds
Noah's Ark
Robot World & Exploratory
Wisconsin Dells Pkwy
Lake Blass
Lake Delton
Wisconsin River
Mirror Lake
Mirror Lake State Park
Baraboo Wisconsin Dells Airport
Pine St
UNIVERSITY OF WISCONSIN-BARABOO
West Baraboo
St. Clare Hospital
Ringling Blvd
Baraboo
2nd St
Circus World Museum
90
94
12
13
16
23
33
113
123
127
136
J
N
H
P
A
O
T
Minneapolis
St. Paul
MINNESOTA
WISCONSIN
MICHIGAN
IOWA
ILLINOIS
Madison
Milwaukee
Chicago

Mortgage Loan No. 4 — Kalahari Waterpark Resort

Loan Information			Property Information

Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance:	$95,000,000		Property Type:	Hospitality

Cut-off Date Balance:	$94,883,998		Property Sub-type:	Full Service

First Payment Date:	06/05/2007		Location:	Wisconsin Dells, WI

Interest Rate:	6.22400%		Year Built/Renovated:	1999 - 2004 / NAP

Amortization Term:	300 months		Occupancy (As of):	86.0%(12/31/2006)

ARD:	No		Rooms: (2)	380

Anticipated Repayment Date:	NAP		The Collateral:	A full service waterpark resort hotel and convention center located in Wisconsin Dells, WI
Maturity Date:	05/05/2017
Expected Maturity Balance:	$74,388,036

Sponsors:	Todd R. Nelson, Shari L. Nelson		Ownership Interest:	Fee

Interest Calculation:	Actual/360

Call Protection: (1)	26-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 21 payments; then for the following 70 payments, either (i) U.S. Treasury defeasance, or (ii) the greater of 1% or yield maintenance, and open to prepayment without premium thereafter through maturity.		Property Management:	Kalahari Management Co., LLC
			3rd Most Recent NOI (As of):	$15,323,708 (TTM 12/31/2004)

			2nd Most Recent NOI (As of):	$15,500,919 (TTM 12/31/2005)

Cut-off Date Balance per Room:(2)	$249,695		Most Recent NOI (As of):	$16,668,288 (TTM 12/31/2006)

			U/W Net Op. Income:	$16,400,353

Up-front Reserves:	RE Taxes:	$507,828	U/W Net Cash Flow:	$14,131,290

	Insurance	$413,488	U/W Occupancy: (2)	85.6%

	Other: (3)	$625,160	U/W ADR: (2)	$197.50

			U/W RevPAR: (2)	$169.06

Ongoing Reserves:	RE Taxes:	$101,566 / month	Appraised Value (As of):	$158,000,000 (03/12/2007)

	Insurance:	$24,842 / month	Cut-off Date LTV Ratio: (5)	60.1%

	FF&E: (4)	$189,089 / month	LTV Ratio at Maturity: (5)	47.1%

			U/W DSCR:	1.88x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	At borrower’s option, either (i) 26-payment lockout from the first payment date, U.S. Treasury defeasance for the following 91 payments, and open to prepayment without premium for the last 3 payments or (ii) 47-payment lockout from the first payment date, the greater of 1% or yield maintenance for the following 70 payments, and open to prepayment without premium for the last 3 payments.
(2)	The collateral includes 380 hotel rooms and a collateral assignment of and security interest in the income stream due to the borrower for management and rental of an additional 360 condominium rooms. Rooms, Cut-off Date Balance per Room, U/W Occupancy, U/W ADR and U/W RevPAR are based on the 380 hotel rooms.
(3)	The borrower deposited $625,160 into a seasonality reserve, which is equal to one month’s debt service, to secure payment of debt service during an off-season period (May 1 to October 30). The borrower is permitted to deliver a letter of credit in exchange for a release of the upfront cash reserve. Reserve funds (or the letter of credit if applicable) will be released 24 months after the origination date provided no event of default under the loan is continuing.
(4)	Deposits into the FF&E reserve account are subject to an aggregate $4,538,136 cap.
(5)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity are respectively 60.1% and 47.1% based on the “As-Is” appraised value of $158,000,000. Assuming the “Stabilized” value of $168,200,000 (as of March 1, 2009), the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 56.4% and 44.2%, respectively. The “Stabilized” value assumes an ADR of $204.87 and occupancy of 85.0%.

The Kalahari Waterpark Resort Loan.

The Loan. The fourth largest loan (the “Kalahari Waterpark Resort Loan”) is a $95,000,000 first mortgage loan secured by the borrower’s fee interest in the Kalahari Waterpark Resort and rights to certain income derived from condominium units available to be rented as hotel rooms (“condominium-hotel rooms”) at the property under long-term rental management agreements, as well as the collateral described in “The Property” section below (collectively, the “Kalahari Waterpark Resort Property”), located in Wisconsin Dells, Wisconsin.

The Borrower. The borrower, Kalahari Development, LLC, a Wisconsin limited liability company (the “Kalahari Waterpark Resort Borrower”), is a single purpose entity that owns no material assets other than the Kalahari Waterpark Resort Property and related interests. The managing member of the Kalahari Waterpark Resort Borrower is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsors of the Kalahari Waterpark Resort Loan are Todd R. Nelson and his spouse, Shari L. Nelson. Todd R. Nelson, a Wisconsin Dells native, has over 25 years of experience in the hospitality industry. Mr. Nelson, the founder and the president of Kalahari Resort, developed the Kalahari Waterpark Resort Property in 1999 and expanded the property through 2004.

At origination, the sponsors provided a guaranty of indebtedness owing to the lender in a maximum amount of $9,500,000, plus certain expenses (the “Top Loss Guaranty”). For the duration of the Kalahari Waterpark Resort Loan, the sponsors are required to maintain a collective minimum net worth of at least $25,000,000, and the Kalahari Waterpark Resort Borrower is required to maintain a key man life insurance policy with respect to Mr. Nelson in the amount of $10,000,000. As of December 31, 2006, the sponsors reported total assets of approximately $277 million and a net worth of approximately $138 million in the aggregate.

The Property. The Kalahari Waterpark Resort Property is a full service waterpark resort hotel and is one of the largest indoor waterpark facilities in the United States. The collateral for the Kalahari Waterpark Resort Loan includes 380 hotel rooms in a four-story building of 384,925 square feet, a 125,000 square foot indoor waterpark, a 100,000 square foot outdoor waterpark area, a 131,968 square foot convention center (with 71,894 square feet of functional meeting space), a day spa and salon, three restaurants, a stand-alone restaurant, a lounge, snack bars, retail shops, fitness facilities, private cabanas, an arcade/game room, and a children’s center. The convention center is the largest privately-owned convention center in Wisconsin, and it can accommodate conventions of up to 5,500 attendees and trade shows with approximately 300 exhibitor booths. The Kalahari Waterpark Resort Property was built in phases between 1999 and 2004. Approximately $7.8 million was invested in the Kalahari Waterpark Resort Property for the outdoor waterpark and play area expansion in 2001, the addition of new waterpark attractions in 2004, construction of the new Kahunaville restaurant in 2005, as well as the spa remodeling, waterpark lighting, carpet replacement and waterpark restoration and repairs in 2006. The Kalahari brand is a privately-owned franchise developed and managed by Todd R. Nelson.

The 360 condominium-hotel rooms, which comprise a four-story building of 244,010 square feet that is connected to the convention center by a second floor walkway, are not owned by the Kalahari Waterpark Resort Borrower and are not part of the collateral; however, the Kalahari Waterpark Resort Borrower manages the neighboring condominium units as part of the overall resort and rents the condominium units out as hotel rooms on behalf of the relevant unit owners pursuant to a rental management agreement. The rental management agreements severally entitle the Kalahari Waterpark Resort Borrower to 50% of gross condominium rental revenues. The term of the rental management agreement is for 10 years with five 5-year renewal options. The Kalahari Waterpark Resort Borrower has granted the lender a security interest in the rental management agreements.

More specific information about the Kalahari Waterpark Resort Property is set forth in the table below:

	Subject and Market Historical ADR, Occupancy, and RevPAR
	Competitive Set (1)			Kalahari Waterpark Resort (2)			Penetration Factor (3)
Year	ADR	Occupancy	RevPAR	ADR	Occupancy	RevPAR	ADR	Occupancy	RevPAR
2004	$191.16	62.9%	$120.24	$206.61	85.1%	$175.83	108.1%	135.3%	146.2%
2005	$184.17	61.6%	$113.45	$185.57	91.8%	$170.28	100.8%	149.0%	150.1%
2006	$185.90	62.5%	$116.19	$197.50	86.0%	$169.91	106.2%	137.6%	146.2%

(1)	Based on data obtained from a third party appraisal.
(2)	Based on the borrower-provided operating statements; represents the operating statistics for the 380-rooom hotel portion of the collateral.
(3)	Represents ratio of ADR, Occupancy or RevPAR for the 380-room hotel portion of the collateral, to that for the competitive set for the relevant period.

Property Management. The Kalahari Waterpark Resort Property is managed by Kalahari Management Co., LLC, an affiliate of the Kalahari Waterpark Resort Borrower.

Additional Indebtedness. Not allowed.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 5 — Airpark Business Center

Mortgage Loan No. 5 — Airpark Business Center

Airpark Business Center
400-1000 Airpark Center Drive,
1400-1420 Donelson Pike, 5233 Harding Place
Nashville, TN 37217
Nashville
Nashville International Airport
J. Percy Priest Lake
Downtown
Lockeland Springs
Cumberland River
Opryland USA
Grand Ole Opry
General Jackson Showboat
Opry Mills
Two Rivers Golf Course
Shelby Park Municipal Golf Course
Shelby Park
Adelphia Coliseum
Gaylord Entertainment Center
Country Music Hall of Fame
Music Row
State Capitol
Vanderbilt University
Belmont University
Herschel Greer Stadium
TN State Fairgrounds
Nashville Speedway
Trevecca Nazarene College
American Baptist College
Lipscomb University
Berry Hill
Oak Hill
Nashville Zoo at Grassmere
Travellers Rest Plantation & Museum
Radnor Lake State Nature Area
Columbia South Hills Med. Center
Skyline Medical Center
Tennessee Christian Med. Ctr.
Summit Medical Center
The Hermitage
E.N. Peeler Park
Ravenwood Country Club
Nashville Shores
Elm Hill Park
Hamilton Creek Metro Park
Hickory Hollow Mall
Antioch
Starwood Amphitheatre
Brentwood Place
Brentwood
Davidson County
Williamson County
Cedar Hill Park
Old Hickory Blvd
Briley Pkwy
Brick Church Pike
Brick Church Ln
Broadmoor Dr
Hart Ln
Ellington Pkwy
Dickerson Pike
Jones Ave
Saunders Ave
Gallatin Pike
E Trinity Ln
Meridian St
Lischey Ave
Douglas Ave
Cahal Ave
Eastland Ave
Main St
Woodland St
Shelby Ave
Jefferson St
Hermitage Ave
Elm Hill Pike
McGavock Pike
Lebanon Pike
Bell Rd
Murfreesboro Pike
Thompson Ln
McCall St
Harding Pl
Richards Rd
Hamilton Church Rd
Tusculum Rd
Holt Rd
Foster Ave
Sidco Dr
Franklin Pike
Edmondson Pike
Nolensville Pike
Lealand Ln
24
40
65
440
41
31W
31E
31
45
70
70S
155
254
255
171
431
St. Louis
Louisville
Lexington
Evansville
Owensboro
Paducah
Bowling Green
Clarksville
Knoxville
Memphis
Chattanooga
Huntsville
Tupelo
Birmingham
Atlanta
Marietta
Augusta
Charleston
Illinois
Indiana
Kentucky
Missouri
Tennessee
Mississippi
Alabama
Georgia
South Carolina
North Carolina

Mortgage Loan No. 5 — Airpark Business Center

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$74,000,000		Property Type:	Industrial

Cut-off Date Balance:	$74,000,000		Property Sub-type:	Warehouse

First Payment Date:	06/01/2007		Location:	Nashville, TN

Interest Rate:	5.77000%		Year Built/Renovated:	1985-1998 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	83.4% (04/17/2007)

ARD:	No		Net Rentable Area:	1,155,037

Anticipated Repayment Date:	NAP		The Collateral:	Industrial warehouse located in Nashville, TN
Maturity Date:	05/01/2012

Expected Maturity Balance:	$74,000,000		Ownership Interest:	Fee

Sponsors:	Mark P. Sealy; Scott P. Sealy; Winthrop Realty Trust, Inc.		Property Management:	Sealy & Company, Incorporated

Interest Calculation:	Actual/360

Call Protection:	25-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 31 payments, and open to prepayment without premium thereafter through the maturity date.

Cut-off Date Balance per SF:	$64.07

Up-front Reserves:	RE Taxes:	$286,110	3rd Most Recent NOI (As of):	NAP

	Replacement: (1)	$535,000	2nd Most Recent NOI (As of):	NAP

	TI/LC: (2)	$3,165,154	Most Recent NOI (As of):	$5,349,924 (TTM 12/31/2006)

	Other: (3)	$3,600,000	U/W Net Op. Income:	$6,035,376

			U/W Net Cash Flow:	$5,919,872

Ongoing Reserves:	RE Taxes:	$95,370 /month	U/W Occupancy:	82.5%

	Insurance:	$25,182 /month	Appraised Value (As of):	$92,600,000 (03/16/2007)

	Replacement: (1)	Springing	Cut-off Date LTV Ratio:	79.9%

	TI/LC: (2)	Springing	LTV Ratio at Maturity:	79.9%
			U/W DSCR:	1.37x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

(1)	The Airpark Business Center Borrower deposited $535,000 at closing to cover the cost of capital improvements. Upon an event of default or the DSCR falling below 1.02x based on the preceding 12 calendar month period, the Airpark Business Center borrower shall deposit on a monthly basis an amount reasonably determined by the lender to cover the costs of anticipated capital improvements.
(2)	The Airpark Business Center Borrower deposited $3,165,154 at closing to cover the cost of tenant improvement leasing commissions. Beginning November 1, 2010, or earlier in the event the TI/LC balance falls below $25,000, the Airpark Business Center Borrower is required to make monthly deposits to the TI/LC reserve in an amount equal to $5,000 per month, subject to a cumulative cap equal to $150,000. Also upon an event of default or the DSCR falling below 1.02x based on the preceding 12 calendar month period, the Airpark Business Center Borrower is required to make monthly deposits to the TI/LC reserve in the amount equal to $3,000 per month.
(3)	The Airpark Business Center Borrower deposited $3,600,000 at closing to cover leasing issues relating to major tenants. The lender is required to release the escrow if any one of the following occurs; (i) three of the following four tenants (Nippon, Concentra, Leggett & Platt Co. and Technical Innovations) deliver executed leases or lease extensions; (ii) two of the four tenants listed above deliver executed leases or lease extensions and one new lease of at least 5,000 square feet is executed; or (iii) one of the four tenants listed above delivers an executed lease or lease extension and a new lease of at least 10,000 square feet in total is executed.

The Airpark Business Center Loan.

The Loan. The fifth largest loan (the “Airpark Business Center Loan”) is a $74,000,000 mortgage loan secured by the borrower’s fee interest in the warehouse property containing 1,155,037 square feet known as the Airpark Business Center, located in Nashville, Tennessee (the “Airpark Business Center Property”).

The Borrower. The borrower consists of two tenants in common comprised of Sealy Airpark Nashville, L.P. (86.4%) and Sealy Airpark Nashville Ventures, L.L.C. (13.6%) (the “Airpark Business Center Borrower”). Both entities are controlled and managed by Mark P. Sealy and Scott P. Sealy, the carveout guarantors. The guarantors have reported combined liquid assets and net worth of $16.4 million and $62.9 million, respectively. Approximately 120 days after origination, Sealy Airpark Nashville Ventures, L.L.C. is expected to transfer its interest to Sealy Airpark Nashville, L.P. After the transfer, the Airpark Business Center Loan will have a single borrower, Sealy Airpark Nashville, L.P.

The Property. The Airpark Business Center Property consists of a 13-building master-planned business park containing 1,155,037 square feet. The buildings were constructed between 1985 and 1998. The buildings are all one-story structures and have clear heights ranging from 14 to 22 feet. The 13-building complex is used for a variety of uses including flex, warehouse, and light distribution. Portions of the buildings contain office space ranging from 10.2% to 98.6% of the rentable space with an overall portfolio average of 44.7%. The Airpark Business Center Property is categorized as 39.4% flex space and 60.6% warehouse/distribution space. Parking is provided for 2,521 vehicles (2.18 spaces/1,000 sf). The Airpark Business Center Property is located in between I-40 and I-24, which provide access to both the City of Nashville to the northeast and the City of Chattanooga to the southeast. The Airpark Business Center Property is approximately 7 miles southeast of the Nashville CBD. The Airpark Business Center Property is located less than 3 miles south of the 4,500 acre Nashville International Airport which is served by 16 airlines and averages 400 flights per day. In addition, the Airpark Business Center Property is less than 2 miles from the Dell Campus, which has 3,000 employees.

More specific information about the Airpark Business Center Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Square D Company	—/—/BBB+	100,822	9%	$952,328	14%	$9.45	10/31/2017
Nippon Express	A/A2/—	66,737	6%	$323,674	5%	$4.85	07/17/2007
Smart DM	—/Ba2/BB	38,905	3%	$257,551	4%	$6.62	07/31/2010
Laboratory Corp of America	—/Baa3/BBB	26,663	2%	$231,968	3%	$8.70	01/31/2011

Total/Weighted Average		233,127	20%	$1,765,521	27%	$7.57

Other Tenants	Various	730,256	63%	$4,894,055	73%	$6.70	Various
Vacant Space	NAP	191,654	17%	$0	0%	$0.00	NAP

Total/Weighted Average		1,155,037	100%	$6,659,576	100%	$6.91

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule(1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	191,654	17%	191,654	17%	$6.24
2007	18	202,218	18%	393,872	34%	$6.24
2008	17	105,083	9%	498,955	43%	$6.37
2009	13	99,316	9%	598,271	52%	$7.04
2010	15	167,830	15%	766,101	66%	$7.20
2011	9	140,959	12%	907,060	79%	$6.70
2012	9	128,586	11%	1,035,646	90%	$6.14
2013	1	5,469	0%	1,041,115	90%	$8.70
2014	1	3,100	0%	1,044,215	90%	$8.40
2015	—	—	—	1,044,215	90%	—
2016	1	10,000	1%	1,054,215	91%	$6.15
Thereafter	1	100,822	9%	1,155,037	100%	$9.45

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Airpark Business Center Property is managed by Sealy & Company, Incorporated, an affiliate of the Airpark Business Center Borrower, which was formed in 1945. Initially, the primary activity for Sealy & Company, Incorporated was the subdivision of land and the sale of lots for residential development. In the 1950’s Sealy & Company, Incorporated branched into general real estate brokerage, appraisals, and third-party property management. Sealy & Company, Incorporated’s primary efforts are devoted to acquiring and managing industrial properties. Since Scott P. Sealy and Mark P. Sealy joined Sealy & Company, Incorporated it has acquired over 10 million square feet of property through investment partnerships.

Additional Indebtedness. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined LTV ratio greater than 85% or DSCR less than 1.10x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

Ground Lease. None.

Release of Parcels. Not allowed.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Mortgage Loan No. 6 — Detroit Liberty Portfolio

7825 COGSWELL ROAD
ARCHWAY
LIBERTY

VAN BUREN COMMERCE CENTER
41133 - 41199

Mortgage Loan No. 6 — Detroit Liberty Portfolio

Detroit Liberty Portfolio
1 7525 Cogswell Road Romulus, MI
2 6505 Cogswell Road Romulus, MI
3 38100 Ecorse Road Romulus, MI
4 41133 & 41199 Van Born Van Buren Twp, MI
Novi
Farmington Hills
Farmington
OAKLAND COUNTY
Northville
Livonia
Redford
Detroit
Plymouth
Dearborn Heights
Garden City
Westland
WAYNE COUNTY
Canton
Inkster
Dearborn
Wayne
Romulus
Taylor
Woodhaven
Flat Rock
Jeffries Frwy
Detroit Industrial Expwy
Van Born Rd
Ecorse Rd
Michigan Ave
GM Powertrain Facility
Ford-Michigan Truck Plant
Ford-Wayne Integral Stamping Plant
Detroit Metro-Wayne County Airport
Westland Shopping Center
Wonderland Mall
Fairlane Town Center
Southland Shopping Center
Oakwood Heritage Hospital
Garden City Hospital
St. Mary Mercy Hospital
Laurel Place Park Mall
Compuware Sports Arena
MADONNA COLLEGE
Willow Metropark
Oakwoods Metropark

Mortgage Loan No. 6 — Detroit Liberty Portfolio

Loan Information			Property Information
Mortgage Loan Seller:	PMCF		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Portfolio

Original Balance:	$64,560,000		Property Type:	Industrial

Cut-off Date Balance:	$64,560,000		Property Sub-type:	Flex

First Payment Date:	07/05/2007		Location:	Various – See Table

Interest Rate:	5.69000%		Year Built/Renovated:	Various – See Table

Amortization Term:	Months 1-60: Interest Only Months 61-120: 360 months		Percent Leased (As of):	92.0% (03/31/2007)
			Net Rentable Area:	1,382,536

ARD:	No		The Collateral:	Four industrial properties comprising five buildings located in Romulus, MI, and Van Buren Twp., MI
Anticipated Repayment Date:	NAP

Maturity Date:	06/05/2017		Ownership Interest:	Fee

Expected Maturity Balance:	$60,217,257

Sponsor:	Doyle Security Fund, LLC		Property Management:	Welsh Companies, LLC

Interest Calculation:	Actual/360

Call Protection:	25-payment lockout from the first payment date, with U.S. Treasury defeasance for the following 93 payments, and open to prepayment without premium thereafter through maturity.

Cut-off Date Balance per SF:	$46.70

			3rd Recent NOI (As of):	NAP

Up-front Reserves:	RE Taxes:	$643,697	2nd Recent NOI (As of):	$3,094,018 (TTM 12/31/2005)

	Insurance:	$171,522	Most Recent NOI (As of):	$4,104,184 (TTM 12/31/2006)

	Other: (1)	$407,410	U/W Net Op. Income:	$5,843,022

			U/W Net Cash Flow:	$5,267,796

Ongoing Reserves:	RE Taxes:	$91,957 /month	U/W Occupancy:	91.8%

	Insurance:	$17,152 /month	Appraised Value (As of):	$80,700,000 (03/29/2007)

	Replacement: (2)	Springing	Cut-off Date LTV Ratio:	80.0%

	TI/LC: (3)	$31,295 /month	LTV Ratio at Maturity:	74.6%

			U/W DSCR:	1.41x

Lockbox:	Soft, Springing Hard (4)		U/W DSCR Post IO:	1.17x

(1)	The borrower deposited the amount of $407,410 into a rent reserve associated with tenants Medline Industries, Inc. and Mastronardi Produce-USA, Inc. at the 6505 Cogswell Road property. Both tenants are currently paying expense reimbursements only. Medline Industries, Inc. is obligated to begin paying a portion of its base rent on August 1, 2007, with full rent to commence on October 1, 2008. Mastronardi Produce-USA, Inc. is obligated to begin paying full rent on August 1, 2007. Funds in the rent reserve will be disbursed to the borrower once both tenants are paying their full rent.
(2)	The borrower is required to deposit $17,282 monthly into a replacement reserve in the event of a default or if the property is not being adequately maintained as determined by the lender.
(3)	TI/LC reserves are capped at $1,000,000.
(4)	The borrower is required to deposit all property revenue into a lockbox until either the loan or the mezzanine loan is fully repaid.

The Detroit Liberty Portfolio Loan.

The Loan. The sixth largest loan (the “Detroit Liberty Portfolio Loan”) is a $64,560,000 first mortgage loan secured by the borrower’s fee interests in four industrial properties comprised of five buildings located in Romulus, Michigan, and Van Buren Twp., Michigan (the “Detroit Liberty Portfolio Properties”).

The Borrowers. The borrowers, Welsh Romulus, LLC, BPE Exchange, LLC, and BPW Exchange, LLC (each, a “Detroit Liberty Portfolio Borrower” and collectively, the “Detroit Liberty Portfolio Borrowers”), are single purpose Delaware limited liability companies that own no material assets other than the Detroit Liberty Portfolio Properties and related interests. The Detroit Liberty Portfolio Borrowers are each structured with an independent director. A non-consolidation opinion was delivered at origination. The Detroit Liberty Portfolio Borrowers own an undivided interest in the Detroit Liberty Portfolio Properties as tenants-in-common to facilitate a Section 1031 exchange under the Internal Revenue Code of 1986, as amended, for BPE Exchange, LLC and BPW Exchange, LLC. The sponsor of the Detroit Liberty Portfolio Loan is Doyle Security Fund, LLC, which reported a net worth of $16,314,113 as of January 1, 2007. Doyle Security Fund, LLC has assets consisting of stocks and real estate and is 100% owned by Dennis Doyle. Through entities controlled by him, Dennis Doyle has experience providing real estate services focused on leasing and brokerage, property management, architecture, development, and mortgage banking. Doyle Security Fund, LLC and

Dennis Doyle are required to maintain a combined minimum net worth of $53,000,000. In the event Doyle Security Fund, LLC has a net worth below $53,000,000, Dennis Doyle will be personally liable with respect to the Detroit Liberty Portfolio Loan for the amount by which the net worth of Doyle Security Fund, LLC is below $53,000,000.

The Properties. The Detroit Liberty Portfolio Properties consist of four industrial properties comprised of five buildings totaling 1,382,536 square feet that are located in Romulus, Michigan, and Van Buren Township, Michigan, both south western suburbs of Detroit, Michigan. On a combined basis, the Detroit Liberty Portfolio Properties are 92.0% leased as of March 31, 2007 to nine tenants. Two of the five buildings are occupied by single tenants: 7525 Cogswell Road, occupied by Gage Marketing Services; and 38100 Ecorse Road, occupied by LDM Technologies, Inc. The Detroit Liberty Portfolio Properties were built between 1999 and 2006. Each of the Detroit Liberty Portfolio Properties consist primarily of distribution/warehouse space, with office space of 5.00% or less of NRA with the exception of the 7525 Cogswell Road property (20.5% of its NRA consists of office space).

More specific information about each of the Detroit Liberty Portfolio Properties is set forth in the tables below:

Property	Location	Year Built/ Renovated	Allocated Cut-off Date Loan Balance	NRA	Percent Leased	U/W NCF	Appraised Value
7525 Cogswell Road	Romulus, MI	2000 / NAP	$17,040,000	285,200	100%	$1,431,635	$21,300,000
6505 Cogswell Road	Romulus, MI	2006 / NAP	$16,800,000	424,320	100%	$1,300,221	$21,000,000
41133 & 41199 Van Born	Van Buren Twp., MI	2001 / NAP	$15,600,000	399,840	72%	$1,383,316	$19,500,000
38100 Ecorse Road	Romulus, MI	1999 / NAP	$15,120,000	273,176	100%	$1,152,624	$18,900,000

Totals / Weighted Average			$64,560,000	1,382,536	92%	$5,267,796	$80,700,000

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRA		% of Portfolio NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Gage Marketing Services	—/—/—	285,200	(1)	21%	$1,711,200	28%	$6.00	02/29/2016
LDM Technologies, Inc.	—/—/—	273,176		20%	$1,420,515	23%	$5.20	08/31/2014
Medline Industries, Inc.	—/—/—	224,640		16%	$809,702	13%	$3.60	12/31/2012
Mastronardi Produce-USA, Inc.	—/—/—	199,680		14%	$918,528	15%	$4.60	07/31/2010

Total/Weighted Average		982,696		71%	$4,859,945	79%	$4.95

Other Tenants	—/—/—	293,987		21%	$1,317,661	21%	$4.48	Various
Vacant Space	NAP	105,853		8%	$0	0%	$0.00	NAP

Total/Weighted Average		1,382,536		100%	$6,177,606	100%	$4.84

(1)	The tenant’s lease contains an expansion option requiring the Detroit Liberty Portfolio Borrowers, at the tenant’s option, to expand the existing building from 285,000 square feet to 410,000 square feet. If the option is exercised with less than ten years remaining on the tenant’s lease, the lease will be automatically renewed for 10 years from the date of completion. Any improvements to the existing building will be subject to the lien of the mortgage in favor of the lender.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	105,853	8%	105,853	8%	—
2007	—	—	—	—	8%	—
2008	—	—	—	—	8%	—
2009	2	152,880	11%	258,733	19%	$4.53
2010	1	199,680	14%	458,413	33%	$4.60
2011	2	94,067	7%	552,480	40%	$4.37
2012	2	271,680	20%	824,160	60%	$3.77
2013	—	—	—	824,160	60%	—
2014	1	273,176	20%	1,097,336	79%	$5.20
2015	—	—	—	1,097,336	79%	—
2016	1	285,200	21%	1,382,536	100%	$6.00
Thereafter	—	—	—	1,382,536	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Detroit Liberty Portfolio Properties are managed by Welsh Companies, LLC, which is an affiliate of the Detroit Liberty Portfolio Borrowers.

Additional Indebtedness. At origination, Prudential Mortgage Capital Company, LLC, an affiliate of the Mortgage Loan Seller, provided a $10,780,000 mezzanine loan to the equity owners of the Detroit Liberty Portfolio Borrowers, secured by their respective ownership interests in the Detroit Liberty Portfolio Borrowers. The holder of the mezzanine loan has entered into an intercreditor agreement with the Mortgage Loan Seller.

Ground Lease. None.

Release of Properties. At any time after the lockout period and prior to June 5, 2016, the Detroit Liberty Portfolio Borrowers may, on no more than two occasions, obtain a release of one or more of the Detroit Liberty Portfolio Properties (the Detroit Liberty Portfolio Property released being referred to as a “Release Parcel”, and the Detroit Liberty Portfolio Properties remaining are referred to collectively as the “Remaining Properties”) through partial defeasance, provided certain conditions, among others, are satisfied: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the Detroit Liberty Portfolio Borrowers must partially defease the Detroit Liberty Portfolio Loan in an amount equal to the greater of (a) 110% of the respective allocated loan amount as of the origination date, and (b) an amount such that, after giving effect to such partial defeasance, the aggregate DSCR for the Remaining Properties must not be less than 1.40x, and the aggregate LTV ratio of the Remaining Properties must not exceed 70%; (iii) the economic occupancy of the Remaining Properties must be at least 90% with leases from tenants that have at least 12 months remaining under their leases; and (iv) evidence has been provided in writing from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

The Detroit Liberty Portfolio Borrowers are entitled to obtain a release of approximately 21.36 acres of undeveloped land associated with the 38100 Ecorse Road property (the “Outparcel”) upon the satisfaction of the following conditions: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the Detroit Liberty Portfolio Borrowers must pay a release amount of $1,520,000 plus a prepayment premium equal to the greater of 1% or yield maintenance; and (iii) if the mezzanine loan is outstanding, the Detroit Liberty Portfolio Borrowers must pay to the holder of the mezzanine loan the amount specified in the mezzanine loan documents. In the event a release of the Outparcel occurs, the allocated loan amount attributable to the 38100 Ecorse Road property will decrease by $1,520,000.

Substitution of Properties. At any time 24 months after the origination date through June 5, 2016, the Detroit Liberty Portfolio Borrowers may, on no more than two occasions, obtain a release of up to two of the Detroit Liberty Portfolio Properties (each, a “Substituted Property” and collectively, the “Substituted Properties”) by substituting therefor another multifamily, office or industrial property (a “Substitute Property”), provided certain conditions, among others, are satisfied: (i) no event of default with respect to the Detroit Liberty Portfolio Loan exists; (ii) the allocated loan amounts for the Substituted Properties must not exceed 50% of the total loan amount as of the origination date; (iii) the Substitute Property must be in a location and of a certain quality that would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the series 2007-PWR16 certificates by the rating agencies; (iv) no Substitute Property is permitted to be replaced; (v) after giving effect to the substitution, the DSCR of the Detroit Liberty Portfolio Loan must not be less than 1.17x (using a 30-year amortization), and the DSCR of the Substitute Property must not be less than the greater of (a) 1.35x (using a 30-year amortization) or (b) the DSCR, at the time of substitution, of the Substituted Property; (vi) after giving effect to the substitution, the LTV ratio must not be greater than 75%, and the LTV ratio of the Substitute Property must not be greater than the LTV ratio of the Substituted Property; (vii) after giving effect to the substitution, the aggregate value of the Detroit Liberty Portfolio Properties must be, pursuant to a lender-approved appraisal, at least equal to (a) the aggregate value of the Detroit Liberty Portfolio Properties as of the origination date or (b) the value of the Detroit Liberty Portfolio Properties (inclusive of the Substituted Property but excluding the Substitute Property) immediately preceding the substitution; and (viii) evidence has been provided in writing from the rating agencies to the effect that such substitution will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR16 certificates.

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Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

St. Andrews at Perimeter Apartments
4867 Ashford Dunwoody Road
Atlanta, GA 30338
Alpharetta
Willis Park
North Fulton Reg. Hospital
North Point Mall
Mansell Rd
Roswell
Old Alabama Rd
Newtown
Vickery Creek Unit, Chattahoochee River NRA
FULTON COUNTY
Island Ford Unit, Chattahoochee River NRA
Horseshoe Bend Country Club
Roswell Rd
COBB COUNTY
Mount Bethel
Chattahoochee River Natl. Rec. Area
Morgan Falls Park
Indian Hills Country Club
Johnson Ferry Rd
Chattahoochee Plantation
River
Paper Mill Rd
Atlanta Country Club
Chattahoochee
Mt. Vernon Hwy
Dunwoody
GWINNETT COUNTY
GEORGIA PERIMETER COLLEGE
Peeler Rd
Chamblee Dunwoody Rd
Emory Dunwoody Medical Ctr.
Ashford Dunwoody Rd
Sandy Springs
Perimeter Mall
Mechanicsville
Chattahoochee River Natl. Rec. Area
St. Joseph's Hospital
Northside Hospital
Murphy Chandler Park
Peachtree Industrial Blvd
Doraville
Chamblee
Chamblee Tucker Rd
Palisades Unit, Chattahoochee River NRA
Lake Forest Dr
Roswell Rd
Chastain Park Amphitheatre
Chastain Mem. Park
OGLETHORPE UNIVERSITY
North Atlanta
DeKalb-Peachtree Airport
MERCER UNIVERSITY
Tucker
Dresden Dr
Brookhaven
Shallowford Rd
DEKALB COUNTY
Henderson Mill Rd
Phipps Plaza
Lenox Square
Buford Hwy
Northlake Mall
Paces Ferry Rd
Atlanta
Buckhead
Governor's Mansion
Briarcliff Rd
Lavista Rd
Standing Peachtree Park
W Wesley Rd
North Druid Hills
Children's Healthcare Atlanta
Rehoboth
Bolton
Northside Dr
Piedmont Hosp./ Shepherd Ctr.
Druid Hills Rd
Center for Disease Control
VA Med Center
North DeKalb Mall
Clarkston
Wesley Woods Ctr.
EMORY UNIVERSITY
Druid Hills
North Decatur
Scottdale
Emory Univ. Hospital
Hartsfield-Jackson Atlanta Intl. Airport 14 miles
Cumming
Woodstock
Roswell
Alpharetta
Suwanee
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Smyrna
Snellville
Mableton
Decatur
East Point
Hartsfield-Jackson Atlanta Intl. Airport
College Park
Forest Park
Morrow
Stockbridge
Peachtree City

Mortgage Loan No. 7 — St. Andrews at Perimeter Apartments

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$57,000,000		Property Type:	Multifamily

Cut-off Date Balance:	$57,000,000		Property Sub-type:	Garden

First Payment Date:	05/03/2007		Location:	Atlanta, GA

Interest Rate:	5.74000%		Year Built/Renovated:	1996 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	93.1%(03/15/2007)

ARD:	No		Units:	504

Anticipated Repayment Date:	NAP		The Collateral:	Multifamily property comprised of 12 buildings located in Atlanta, GA
Maturity Date:	04/03/2017

Expected Maturity Balance:	$57,000,000		Ownership Interest:	Fee

Sponsor:	JPI Lifestyle Apartment Communities, LP		Property Management:	JPI Management Services, L.P.

Interest Calculation:	Actual/360

Call Protection:	Greater of 1% or yield maintenance for the first 117 payments and then open to prepayment without premium thereafter through the maturity date.		3rd Most Recent NOI (As of):	NAP
			2nd Most Recent NOI (As of):	$3,224,582 (TTM 12/31/2005)
			Most Recent NOI (As of):	$3,371,105 (TTM 12/31/2006)
			U/W Net Op. Income:	$4,115,185

Cut-off Date Balance per Unit:	$113,095		U/W Net Cash Flow:	$3,993,721

			U/W Occupancy:	95.0%

Up-front Reserves:	RE Taxes:	$269,878	Appraised Value (As of):	$73,400,000 (01/31/2007)

			Cut-off Date LTV Ratio:	77.7%

Ongoing Reserves:	RE Taxes:	$53,976 / month	LTV Ratio at Maturity:	77.7%

			U/W DSCR:	1.20x

Lockbox:	Hard		U/W DSCR Post IO:	NAP

The St. Andrews at Perimeter Apartments Loan.

The Loan. The seventh largest loan (the “St. Andrews at Perimeter Apartments Loan”) is a $57,000,000 mortgage loan secured by the borrower’s fee interest in a multifamily property containing 504 units known as St. Andrews at Perimeter Apartments, located in Atlanta, Georgia (the “St. Andrews at Perimeter Apartments Property”).

The Borrower. The borrower is Jefferson at Perimeter, L.P. (the “St. Andrews at Perimeter Apartments Borrower”) is 99% owned by JPI Lifestyle Apartment Communities, LP (“JPILAC”). The carveout guaranty is provided by JPILAC, which reported a net worth of $311.7 million and liquidity of $38.6 million. JPILAC is a division of Jefferson Properties, Inc. (“JPI”). JPI was founded in 1989 and since inception has acquired and developed over 75,000 multifamily units.

The Property. The St. Andrews at Perimeter Apartments Property consists of a 504-unit, garden-style multifamily property. The St. Andrews at Perimeter Apartments Property was constructed in 1996, and consists of 12 apartment buildings and a clubhouse/leasing office. Property amenities include a clubhouse, fitness facility, two swimming pools, grill and picnic areas, two lighted tennis courts and tanning salon. The St. Andrews at Perimeter Apartments Property is located approximately 16 miles north of Atlanta’s CBD, 1 mile east of the GA Hwy 400 and 1 mile north of I-285 and has gated access from both Ashford Center Pkwy and Ashford Dunwoody Road. The St. Andrews at Perimeter Apartments Property is 1/2 mile north of Perimeter Mall, which is anchored by Macy’s, Bloomingdale’s, Dillard’s, and Nordstrom.

The following table outlines the unit types at the St. Andrews at Perimeter Apartments Property:

Unit Type	Number of Units	Average SF	Average Monthly Market Rents
Studios	82	614	$753
1 Bedroom	134	875	$877
2 Bedroom	218	1,206	$1,075
3 Bedroom	70	1,511	$1,330

Total / Weighted Average	504	1,064	$1,005

Property Management. The St. Andrews at Perimeter Apartments Property is managed by JPI Management Services, L.P., an affiliate of the St. Andrews at Perimeter Apartments Borrower. JPI Management Services, L.P. is a division of JPI. JPI Management Services, L.P. manages and leases JPI’s entire portfolio including over 75,000 units across the United States.

Additional Indebtedness. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined LTV ratio greater than 80% or DSCR less than 1.20x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 8 — Post Crest Apartments

Mortgage Loan No. 8 — Post Crest Apartments

Post Crest Apartments
50 Adams Lake Boulevard
Atlanta, GA 30339
Roswell
Sandy Plains
Marietta
COBB COUNTY
Mount Bethel
Chattahoochie Plantation
East Marietta
Fair Oaks
Sandy Springs
Dobbins Air Force Base
FULTON COUNTY
Smyrna
Cumberland Mall
Vinings
Mableton
Oakdale
Buckhead
Bolton
Riverside
Atlanta
Center Hill
Grove Park
Midtown
Downtown
Chattahoochie River
Six Flags White Water & American Adventures
SOUTHERN POLYTECHNIC STATE UNIV.
LIFE UNIV.
WellStar Kennestone Hospital
WellStar Windy Hill Hospital
Emory-Adventist Hospital
Ridgeview Institute
Piedmont Hosp./ Shepherd Ctr.
Georgia Dome
Philips Arena
GEORGIA ST. UNIV.
Turner Field
Hartsfield-Jackson Atlanta Intl Airport 11 miles

Mortgage Loan No. 8 — Post Crest Apartments

Loan Information			Property Information

Mortgage Loan Seller:	PCF II		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$46,158,770		Property Type:	Multifamily

Cut-off Date Balance:	$46,158,770		Property Sub-type:	Garden

First Payment Date:	07/01/2007		Location:	Atlanta, GA

Interest Rate:	5.63000%		Year Built/Renovated:	1996 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	95.1%(04/10/2007)

ARD:	No		Units:	410

Anticipated Repayment Date:	NAP		The Collateral:	Multifamily property comprised of 14 buildings located in Atlanta, GA
Maturity Date:	06/01/2017

Expected Maturity Balance:	$46,158,770		Ownership Interest:	Fee

Sponsors:	CH Realty Investors IV, L.P.; Post Apartment Homes, L.P.		Property Management:	Post Apartment Homes, L.P.

Interest Calculation:	Actual/360

Call Protection:	24-payment lockout from the first payment date with U.S Treasury defeasance or the greater of 1% or yield maintenance for the following 84 payments then U.S. Treasury defeasance or the greater of .5% or yield maintenance for the following 8 payments and then open to prepayment without premium thereafter through the maturity date.
			3rd Most Recent NOI (As of):	$3,300,371 (TTM 12/31/2004)
			2nd Most Recent NOI (As of):	$3,441,795 (TTM 12/31/2005)

			Most Recent NOI (As of):	$3,443,859 (TTM 12/31/2006)

Cut-off Date Balance per Unit:	$112,582		U/W Net Op. Income:	$3,371,513

			U/W Net Cash Flow:	$3,269,013

Up-front Reserves:	None		U/W Occupancy:	93.5%

			Appraised Value (As of):	$67,700,000 (03/12/2007)

Ongoing Reserves:	RE Taxes: (1)	Springing	Cut-off Date LTV Ratio:	68.2%

	Insurance: (1)	Springing	LTV Ratio at Maturity:	68.2%

			U/W DSCR:	1.24x

Lockbox:	None		U/W DSCR Post IO:	NAP

(1)	Upon occurrence of an event of default, the Post Crest Apartments borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance.

The Post Crest Apartments Loan.

The Loan. The eighth largest loan (the “Post Crest Apartments Loan”) is a $46,158,770 mortgage loan secured by the borrower’s fee interest in a multifamily property containing 410 units known as Post Crest Apartments, located in Atlanta, Georgia (the “Post Crest Apartments Property”).

The Borrower. The borrower is PCH Crest Venture, LLC (the “Post Crest Apartments Borrower”), which is 25% owned by Post Apartment Homes, L.P. (“Post”) and 75% owned by CH Realty Investors IV, L.P. (“Crow Holdings”). Post, founded in 1971 and headquartered in Atlanta, GA, is a developer and operator of upscale multi-family apartment communities. Crow Holdings, founded in 1998, is a privately-held firm based in Dallas, Texas that specializes in making real estate investments on behalf of the Trammell Crow family and its investment partners. Crow Holdings currently owns/manages approximately $6 billion in real estate on behalf of its owners and private and institutional partners.

The Property. The Post Crest Apartments Property consists of a 410 unit garden-style apartment complex that was built in 1996. The complex consists of 14 three and four-story apartment buildings and a clubhouse. The units feature nine and ten-foot ceilings, and crown molding. Each unit features electric appliances, including a range/oven, frost-free refrigerator, garbage disposal, and dishwasher. Also, select units feature fireplaces and garden tubs and washer dryer connections. Property amenities include a swimming pool, two tennis courts, a fitness center, a car care center, a laundry facility, an urban vegetable garden, controlled access gates, a business center, picnic areas, recycling center and on site courtesy officer. Parking is provided for 1.79 spaces/unit. The Post Crest Apartments Property is located on Adams Lake Boulevard, approximately 9 miles northwest of Atlanta’s CBD. The Post Crest Apartments Property is located in the Vinings community, adjacent to I-285, Atlanta’s circumferential highway, and 1 mile south of I-75, which leads into the Atlanta CBD. The Post Crest Apartments Property is located adjacent to the 834,000 square-foot Cumberland Mall, which is anchored by Costco, Macy’s, and Sears.

The following table outlines the unit types at Post Crest Apartments Property:

Unit Type	Number of Units	Average SF	Average Monthly Market Rents
1 Bedroom	173	784	$934
2 Bedroom	203	1,185	$1,093
3 Bedroom	34	1,395	$1,259

Total / Weighted Average	410	1,033	$1,040

Property Management. The Post Crest Apartments Property is managed by Post Apartment Homes, L.P., an affiliate of the Post Crest Apartments Borrower. Post Apartment Homes, L.P. is a division of Post Properties, Inc. The Post entities’ primary business consists of developing and managing Post brand name apartment communities for its own account, including over 21,500 units in 10 different markets.

Additional Indebtedness. Not allowed.

Ground Lease. The Post Crest Apartments Borrower owns a leasehold interest in the Post Crest Apartments Property pursuant to a ground lease and the ground lessor, an affiliate of the Post Crest Apartments Borrower, has subordinated its fee interest in the Post Crest Apartments Property to the Post Crest Apartments Borrower’s ground lease. The ground lease expires on May 10, 2106 and provides no extension options.

Release of Parcels. Not allowed.

Mortgage Loan No. 9 — Millennium I, II, & III

Mortgage Loan No. 9 — Millennium I, II, & III

Millennium I, II, & III
20 Ash Street and 225 & 227 Washington Street
Conshohocken, PA 19428
Doylestown
Trenton
Horsham
Ambler
Norristown
King of Prussia
Conshohocken
Philadelphia
Camden
Pennsauken
Moorestown
Yeadon
Darby
PENNSYLVANIA
DELAWARE
Wilmington
NEW JERSEY
Deptford
Glassboro
Gwynedd Mercy College
Montgomery County Comm College
Norristown Rd
Morris Rd
Dekalb Pike
PA Tpke. NE Extension
Cedarbrook Country Club
Ambler
MONTGOMERY COUNTY
Blue Bell
Mercy Suburban Hospital
Township Line Rd
Skippack Pike
Butler Pike
Plymouth Meeting
Plymouth Meeting Mall
Fort Washington State Park
Philadelphia Cricket Club
Flourtown
King of Prussia
Norristown
Pennsylvania Turnpike
Dekalb Pike
King of Prussia Mall
Valley Forge Mem. Gardens
S Gulph Rd
West Conshohocken
Mercy Health System
Conshohocken
Lafayette Hill
Eagle Lodge CC
Chestnut Hill College
Chestnut Hill Health Care
Chestnut Hill
Schuylkill River
Schuylkill Expwy
Philadelphia Country Club
PHILADELPHIA COUNTY
Fairmount Park
Henry Ave
CHESTER COUNTY
Cabrini College
Eastern College
Paoli Memorial Hospital
Lancaster Ave
Wayne
Radnor
Villanova University
Villanova
Spring Mill Rd
Montgomery Ave
Gladwyne
Bryn Mawr College
Rosemont College
Manayunk
Roxborough Memorial Hospital
Radnor Valley CC
Bryn Mawr Hospital
Haverford
Bryn Mawr
Wynnewood
Narberth
Bala Cynwyd
Aronimink Golf Course
Haverford College
Ardmore
E City Ave
DELAWARE COUNTY
Lankenau Hospital
Merion West Golf Course
Penn Wynne
Fairmount Park
W Chester Pike
Havertown
Lancaster Ave
Broomall
Philadelphia
Delaware County Comm College
McCall Field Golf Course
Cobbs Creek Park
West Philadelphia
Springton Reservoir
Township Line Rd
Chestnut St
Walnut St
Palmer Mill Rd
Upper Darby
Delaware County Mem. Hospital
Rolling Green GC
Drexel Hill
Garrett Rd
Baltimore Ave
Lansdowne
Media
Springfield Mall
Springfield
Yeadon
Clifton Heights
Philadelphia Intl. Airport 7 miles
Darby

Mortgage Loan No. 9 — Millennium I, II & III

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Refinance		Single Asset/Portfolio:	Single Asset

Original Balance: (1)	$46,000,000		Property Type:	Office

Cut-off Date Balance: (1)	$46,000,000		Property Sub-type:	Suburban

First Payment Date:	06/01/2007		Location:	Conshohocken, PA

Interest Rate:	5.64500%		Year Built/Renovated:	2000 – 2002 / NAP

Amortization Term:	Months 1-36: Interest Only Months 37-120: 360 months		Percent Leased (As of):	94.6%(04/01/2007)
			Net Rentable Area:	195,896

ARD:	No		The Collateral:	Three building Class A office complex located in Conshohocken, PA
Anticipated Repayment Date:	NAP
Maturity Date:	05/01/2017

Expected Maturity Balance:	$41,353,613		Ownership Interest:	Fee

Sponsor:	Brian O’Neill

Interest Calculation:	Actual/360		Property Management:	OPG Properties Management Corp.

Call Protection:	25-payment lockout from the first payment date, with U.S. treasury defeasance for the following 93 payments, and open to prepayment without premium thereafter through maturity

Cut-off Date Balance per SF: (1)	$234.82		3rd Most Recent NOI (As of):	3,823,091 (TTM 12/31/2004)

			2nd Most Recent NOI (As of):	$4,614,671 (TTM 12/31/2005)

Up-front Reserves:	RE Taxes:	$193,835	Most Recent NOI (As of):	$3,975,794 (TTM 12/31/2006)

	TI/LC:	$225,000	U/W Net Op. Income:	$4,129,103

			U/W Net Cash Flow:	$3,806,530

Ongoing Reserves:	RE Taxes:	$31,337 /month	U/W Occupancy:	90.0%

	TI/LC: (2)	$2,345 /month	Appraised Value (As of):	$57,750,000 (02/20/2007)

	TI/LC: (2)	Springing	Cut-off Date LTV Ratio: (1)(3)	79.7%

	Replacement:	$3,265 /month	LTV Ratio at Maturity: (1)(3)	71.6%

			U/W DSCR: (1)(4)	1.45x

Lockbox:	Hard		U/W DSCR Post IO: (1)(4)	1.20x

(1)	The subject $46,000,000 represents the A-Note portion of a $48,500,000 total first mortgage debt. All Loan per SF, LTV and DSCR numbers in the table based on the A-Note.
(2)	The borrower deposited $225,000 at closing to be utilized for tenant improvements and leasing commissions. If the balance of the escrow is less than $300,000 on December 31, 2009, the borrower must deposit an amount equal to the difference of the amount on deposit in the TI/LC impound and $300,000. If the tenant Cardionet does not exercise its renewal option by December 31, 2012 (“Cardionet Trigger Event”), the loan requires an additional TI/LC impound, and the total TI/LC impound will be capped at $500,000 (“Cardionet Cap”) and monthly impounds will be equal to 1/12 of the difference between the Cardionet Cap and the amount on deposit in the TI/LC impound. If the tenant Answerthink does not exercise its renewal options by September 30, 2010 or defaults on its lease (“Answerthink Trigger Event”), the loan requires an additional TI/LC impound, and the total TI/LC impound will be capped at $1,000,000 (“Answerthink Cap”) (or upon re-leasing of the Answerthink space, an amount equal to $1,000,000 times the percentage of Answerthink space currently unoccupied) and monthly impounds will be equal to 1/12 of the difference between the Answerthink Cap and the amount on deposit in the TI/LC impound. After the occurrence of both a Cardionet Trigger Event and an Answerthink Trigger Event, the TI/LC impound will be capped at the sum of the Answerthink Cap and the Cardionet Cap.
(3)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $48,500,000 total first mortgage debt are 84.0% and 75.9%, respectively.
(4)	The U/W DSCR and U/W DSCR Post IO based on the $48,500,000 total first mortgage debt are 1.30x and 1.09x, respectively.

The Millennium I, II & III Loan.

The Loan. The ninth largest loan (the “Millennium I, II & III Loan”) is a $46,000,000 A-Note portion of a maximum $48,500,000 loan secured by a first priority Fee Mortgage and Absolute Assignment of Rents and Leases and Security Agreement in borrower’s fee interest in a 195,896 square foot three building office complex located in Conshohocken, PA (the “Millennium I, II & III Property”).

The Borrower. The borrowers, Conshohocken Associates, L.P. and Washington Street Associates II, L.P. (collectively, the “Millennium I, II & III Borrower”), both Pennsylvania limited partnerships, are single-purpose entities that own no material assets other than the Millennium I, II & III Property and related interests. The Millennium I, II & III Property is comprised of two condominium interests. Conshohocken Associates, L.P. is the owner of Millennium I and Washington Street Associates, L.P. is the owner of Millennium II & III. The Millennium I, II & III Borrower has an independent director and a non-consolidation opinion was delivered at origination. The Millennium I, II & III Borrower is owned 56% by affiliates of Lubert Adler Real Estate Funds. Lubert Adler specializes in redevelopments through joint ventures with local operating partners and has invested in over $20 billion of real estate assets.

The Property. The Millennium I, II & III Property consists of a three building Class A office complex comprised of 195,896 square feet, located in Conshohocken, Pennsylvania. The Millennium I, II & III Property is located within the Philadelphia MSA in the Conshohocken submarket, approximately sixteen miles northwest of the Philadelphia CBD, with convenient access to the Pennsylvania Turnpike, I-76 and I-476. The Millennium I, II & III Property is adjacent to the SEPTA train line, a commuter rail service linking Conshohocken with Philadelphia. As of April 1, 2007, the property was approximately 94.6% occupied by 11 tenants. The collateral consists of two 2-story buildings and one 4-story building, with ground level garages in each building. Millennium II (70,864 square feet) and Millennium III (70,817 square feet) are part of a larger 15.7 acre condominium complex, while Millennium I is located 0.1 miles northwest on a 1.56-acre tract of land. Parking is provided at the properties for a total of 889 spaces, 162 of which are garage spaces referred to above.

More specific information about the Millennium I, III & III Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRA	% of NRA (1)	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Answerthink Consulting	—/—/—	70,864	36%	$2,165,086	40%	$30.55	09/30/2011
Cardionet	—/—/—	34,659	18%	$987,782	18%	$28.50	12/31/2013
Jacobs Engineering	—/—/—	20,023	10%	$560,644	10%	$28.00	01/31/2010
Viasys	—/—/—	15,216	8%	$433,656	8%	$28.50	09/30/2007
Ryan, Beck & Co.	—/—/—	13,889	7%	$369,447	7%	$26.60	06/30/2011
Fastrack	—/—/—	8,742	4%	$249,147	5%	$28.50	06/30/2011
Ameripath	—/—/—	7,000	4%	$210,000	4%	$30.00	09/30/2008
Arlington Capital	—/—/—	6,134	3%	$174,819	3%	$28.50	09/01/2008

Total/Weighted Average		176,527	90%	$5,150,581	95%	$29.18

Other Tenants	Various	8,738	4%	$244,533	5%	$27.99	Various
Vacant Space	NAP	10,631	5%	$0	0%	$0.00	NAP

Total/Weighted Average		195,896	100%	$5,395,114	100%	$29.12

(1)	Percentages do not add up to 100% due to rounding.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	10,631	5%	10,631	5%	—
2007	2	15,216	8%	25,847	13%	$28.50
2008	3	16,619	8%	42,466	22%	$29.13
2009	1	2,253	1%	44,719	23%	$28.50
2010	1	20,023	10%	64,742	33%	$28.00
2011	4	96,495	49%	161,237	82%	$29.69
2012	—	—	—	161,237	82%	—
2013	2	34,659	18%	195,896	100%	$28.50
2014	—	—	—	195,896	100%	—
2015	—	—	—	195,896	100%	—
2016	—	—	—	195,896	100%	—
Thereafter	—	—	—	195,896	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Millennium I, II & III Property is managed by OPG Properties Management Corp., an affiliate of the Millennium I, II & III Borrower. Brian O’Neill (the “Millennium I, II & III Sponsor”) is the founder and chairman of O’Neill Properties Group, LP, the parent company of OPG Properties Management Corp. Currently, they are developing and leasing over 4.5 million square feet in Pennsylvania alone.

Additional Indebtedness. The Millennium I, II & III Property also secures a subordinate B-Note, with an original principal balance of $2,500,000. Only the A-Note is included in the trust. The combined aggregate principal balance of the A-Note and B-Note was $48,500,000. The B-Note has a 10-year term and is interest-only for the first 3 years with a 30-year amortization schedule thereafter and a 12.00% interest rate. The holder of the B-Note has various consent rights with respect to material servicing decisions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see “Description of the Mortgage Pool-Subordinate and/or Other Financing-Split Loan Structures-The WFB Mortgage Loan Groups” in the Prospectus Supplement. The B-Note is currently held by Mezz Cap Finance, LLC.

Ground Lease. None.

Release of Parcels. Not allowed.

Mortgage Loan No. 10 — Perimeter Expo

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Mortgage Loan No. 10 — Perimeter Expo

Perimeter Expo
1121-1181 Hammond Drive NE
Atlanta, GA 30346
Alpharetta
Roswell
Newtown
FULTON COUNTY
COBB COUNTY
Mount Bethel
Chattahoochee Plantation
Sandy Springs
Dunwoody
GWINNETT COUNTY
Mechanicsville
Doraville
Chamblee
North Atlanta
Brookhaven
Atlanta
Buckhead
Bolton
DEKALB COUNTY
Tucker
North Druid Hills
Rehoboth
Clarkston
Druid Hills
North Decatur
Scottdale
Perimeter Mall
St. Joseph's Hospital
Northside Hospital
GEORGIA PERIMETER COLLEGE
Emory Dunwoody Medical Ctr.
OGLETHORPE UNIVERSITY
MERCER UNIVERSITY
EMORY UNIVERSITY
DeKalb-Peachtree Airport
Phipps Plaza
Lenox Square
Governor's Mansion
Chastain Park Amphitheatre
Children's Healthcare Atlanta
Piedmont Hosp./ Shepherd Ctr.
Center for Disease Control
VA Med. Center
Emory Univ. Hospital
Northlake Mall
North DeKalb Mall
North Point Mall
North Fulton Reg. Hospital
Hartsfield-Jackson Atlanta Intl. Airport 14 miles
Chattahoochee River
Mansell Rd
Old Alabama Rd
Roswell Rd
Mt. Vernon Hwy
Peeler Rd
Chamblee Dunwoody Rd
Ashford Dunwoody Rd
Peachtree Industrial Blvd
Chamblee Tucker Rd
Dresden Dr
Buford Hwy
Briarcliff Rd
Druid Hills Rd
Paces Ferry Rd
W Wesley Rd
Lake Forest Dr
Johnson Ferry Rd
Paper Mill Rd
Shallowford Rd
Henderson Mill Rd
Lavista Rd
Northside Dr
Atlanta

Mortgage Loan No. 10 — Perimeter Expo

Loan Information			Property Information

Mortgage Loan Seller:	WFB		Shadow Rating (Moody’s/Fitch):	NAP

Loan Purpose:	Acquisition		Single Asset/Portfolio:	Single Asset

Original Balance:	$40,500,000		Property Type:	Retail

Cut-off Date Balance:	$40,500,000		Property Sub-type:	Anchored

First Payment Date:	07/01/2007		Location:	Atlanta, GA

Interest Rate:	5.39000%		Year Built/Renovated:	1993 / NAP

Amortization Term:	Interest Only		Percent Leased (As of):	100.0% (05/03/2007)

ARD:	No		Net Rentable Area:	175,835

Anticipated Repayment Date:	NAP		The Collateral:	Anchored retail center located in Atlanta, GA

Maturity Date:	06/01/2017

Expected Maturity Balance:	$40,500,000		Ownership Interest:	Fee

Sponsor:	GE Pension Trust and Kimco Realty Corporation

Interest Calculation:	Actual/360		Property Management:	KRC Property Management I, Inc.

Call Protection:	24-payment lockout from the first payment date, with the greater of 1% or yield maintenance or defeasance for the following 92 payments, and open to prepayment without premium thereafter through maturity date.

			3rd Most Recent NOI (As of):	$3,652,371 (TTM 12/31/2004)

Cut-off Date Balance per SF:	$230.33		2nd Most Recent NOI (As of):	$3,702,703 (TTM 12/31/2005)

			Most Recent NOI (As of):	$3,813,650 (T-10 Ann. 10/31/2006)

Up-front Reserves:	None		U/W Net Op. Income:	$3,612,758

			U/W Net Cash Flow:	$3,465,463

Ongoing Reserves:	RE Taxes: (1)	Springing	U/W Occupancy:	95.0%

	Insurance: (1)	Springing	Appraised Value (As of):	$62,250,000 (04/08/2007)

	TI/LC: (1)	Springing	Cut-off Date LTV Ratio:	65.1%

	Replacement: (1)	Springing	LTV Ratio at Maturity:	65.1%
			U/W DSCR:	1.57x

Lockbox:	Springing Hard (2)		U/W DSCR Post IO:	NAP

(1)	The Perimeter Expo Borrower is not required to make monthly deposits for the impounds until the occurrence of a Trigger Event, which is defined as (i) the occurrence of default and (ii) the DSCR being less than 1.10x.
(2)	A hard lockbox will spring and a cash flow sweep will begin upon the occurrence of default and shall continue until 3 months following the date the default is cured.

The Perimeter Expo Loan.

The Loan. The tenth largest loan (the “Perimeter Expo Loan”) is a $40,500,000 mortgage loan secured by the borrower’s fee interest in a 175,835 square foot anchored shopping center located in Atlanta, GA (the “Perimeter Expo Property”).

The Borrower. The borrower, Perimeter Atlanta SC LLC (the “Perimeter Expo Borrower”), is a single purpose entity that owns no material assets other than the Perimeter Expo Property and related ownership interests. The Perimeter Expo Borrower is indirectly owned by GE Pension Trust (85%) and Kimco Realty Corporation (15%). As of December 31, 2005, General Electric Pension Trust had reported assets of over $49 billion and over 520,000 plan participants. Kimco Realty Corporation is a publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,348 properties totaling 175 million square feet of leasable space in 45 states, Puerto Rico, Mexico and Canada.

The Property. The Perimeter Expo Property consists of an anchored retail center containing 175,835 square feet of net rentable area in 2, two-story buildings. The Perimeter Expo Property was constructed in 1993. The Perimeter Expo Property is situated on 10.1 acres of land and parking is provided for 766 vehicles (4.36/1,000 square feet). As of May 3, 2007, the Perimeter Expo Property was 100% occupied by 11 tenants. The Perimeter Expo Property is located directly across from the Perimeter Mall, a 1.4 million square foot mall super regional mall anchored by Macy’s, Bloomingdale’s, Dillard’s and Nordstrom. The Perimeter

Expo Property is located within the Central Perimeter area, one-mile from the intersection of I-285 and Georgia 400 and within walking distance of two Atlanta Rapid Transit stops.

More specific information about the Perimeter Expo Property is set forth in the tables below:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P) (1)	Tenant NRA	% of NRA	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRA)	Lease Expiration
Marshall’s	—/A3/A	36,598	21%	$758,561	19%	$20.73	01/31/2014
Best Buy	BBB+/Baa2/BBB	36,000	20%	$921,649	23%	$25.60	01/31/2014
Linens N Things	B-/B3/B	30,351	17%	$617,643	15%	$20.35	01/31/2014
Off Broadway Shoes	—/—/—	23,500	13%	$511,830	13%	$21.78	12/31/2013
Thomasville Home Furnishing	—/—/—	14,348	8%	$218,807	5%	$15.25	05/31/2013
Old Navy	BB+/Ba1/BB+	13,939	8%	$368,687	9%	$26.45	01/31/2012

Total/Weighted Average		154,736	88%	$3,397,177	84%	$21.95

Other Tenants	Various	21,099	12%	$645,681	16%	$30.60	Various
Vacant Space	NAP	0	0%	$0	0%	$0.00	NAP

Total/Weighted Average		175,835	100%	$4,042,858	100%	$22.99

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

Lease Rollover Schedule (1)

Year	# of Leases Expiring	Total SF Expiring	% of Total SF Rolling	Cumulative Total SF Expiring	Cumulative % of SF Expiring	Average U/W Base Rent per SF Expiring
Vacant	—	—	—	—	—	—
2007	1	1,410	1%	1,410	1%	$33.05
2008	1	5,975	3%	7,385	4%	$20.16
2009	3	13,714	8%	21,099	12%	$34.90
2010	—	—	—	21,099	12%	—
2011	—	—	—	21,099	12%	—
2012	1	13,939	8%	35,038	20%	$26.45
2013	2	37,848	22%	72,886	41%	$19.30
2014	3	102,949	59%	175,835	100%	$22.32
2015	—	—	—	175,835	100%	—
2016	—	—	—	175,835	100%	—
Thereafter	—	—	—	175,835	100%	—

(1)	The information in the table is based on the underwritten rent roll.

Property Management. The Perimeter Expo Property is managed by KRC Property Management I, Inc., which is an affiliate of the Perimeter Expo Borrower. KRC Property Management I, Inc. is an affiliate of Kimco Realty Corporation, the nation’s largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,348 properties totaling 175 million square feet of leasable space in 45 states, Puerto Rico, Mexico and Canada.

Additional Indebtedness. The Perimeter Expo Borrower is permitted to incur future mezzanine financing subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the aggregate LTV does not exceed 80%; (ii) the aggregate DSCR is not less than 1.20x (based on actual payment); (iii) the mezzanine lender satisfies qualified transferee eligibility criteria (total assets held in the mezzanine lender’s name or under management must be in excess of $600 million and, other than pension advisors or similar fiduciaries, capital surplus or shareholder equity of $250 million, and the mezzanine lender must be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgage properties); (iv) the mezzanine loan documents, including the intercreditor agreement, are reasonably acceptable to the lender and the applicable rating agencies; and (v) the delivery of a rating agency confirmation of no downgrade on the series 2007 – PWR16 certificates.

Ground Lease. None.

Release of Parcels. Not allowed.

STATEMENT REGARDING ASSUMPTIONS AS TO

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